                                                                 Exhibit 10.6
















                            CIRCLE STAR LEASE AGREEMENT

                                   BY AND BETWEEN

                        CIRCLE STAR CENTER ASSOCIATES, L.P.


                                    ("LANDLORD")

                                        AND

                                CENTRAAL CORPORATION

                                     ("TENANT")


     (b)  INSURANCE REQUIREMENTS.                                            5
     (c)  NO LIMITATION ON OBLIGATIONS.                                      6

                                 TABLE OF CONTENTS

PARAGRAPH                           DESCRIPTION                             PAGE

     BASIC LEASE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . v

     1.   OCCUPANCY AND USE  . . . . . . . . . . . . . . . . . . . . . . . . 1

     2.   TERMS AND POSSESSION . . . . . . . . . . . . . . . . . . . . . . . 1

     3.   RENT; RENT ADJUSTMENTS; ADDITIONAL CHARGES FOR EXPENSES AND TAXES  2
          (A) MONTHLY BASE RENT  . . . . . . . . . . . . . . . . . . . . . . 2
          (B) ADJUSTMENTS IN BASE RENT . . . . . . . . . . . . . . . . . . . 2
          (C) ADDITIONAL CHARGES FOR EXPENSES AND TAXES  . . . . . . . . . . 2
          (1) DEFINITIONS OF ADDITIONAL CHARGES: . . . . . . . . . . . . . . 2
          (A) "TAX YEAR" . . . . . . . . . . . . . . . . . . . . . . . . . . 2
          (B) "TENANT'S SHARE" . . . . . . . . . . . . . . . . . . . . . . . 2
          (C) "REAL ESTATE TAXES"  . . . . . . . . . . . . . . . . . . . . . 2
          (D) "EXPENSES" . . . . . . . . . . . . . . . . . . . . . . . . . . 3
          (E) "EXPENSE YEAR" . . . . . . . . . . . . . . . . . . . . . . . . 4
          (2) PAYMENT OF REAL ESTATE TAXES:  . . . . . . . . . . . . . . . . 4
          (3) PAYMENT OF EXPENSES: . . . . . . . . . . . . . . . . . . . . . 4
          (4) OTHER: . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
          (5) AUDIT: . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
          (D) LATE CHARGES . . . . . . . . . . . . . . . . . . . . . . . . . 5

     4.   RESTRICTIONS ON USE  . . . . . . . . . . . . . . . . . . . . . . . 5

     5.   COMPLIANCE WITH LAWS . . . . . . . . . . . . . . . . . . . . . . . 5

     6.   ADDITIONAL ALTERATIONS . . . . . . . . . . . . . . . . . . . . . . 6

     7.   REPAIR AND MAINTENANCE . . . . . . . . . . . . . . . . . . . . . . 6

     8.   LIENS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

     9.   ASSIGNMENT AND SUBLETTING  . . . . . . . . . . . . . . . . . . . . 7

     10.  INSURANCE AND INDEMNIFICATION  . . . . . . . . . . . . . . . . . . 9

     11.  WAIVER OF SUBROGATION  . . . . . . . . . . . . . . . . . . . . . .10

     12.  SERVICES AND UTILITIES . . . . . . . . . . . . . . . . . . . . . .10

     13.  TENANT'S CERTIFICATES  . . . . . . . . . . . . . . . . . . . . . .11

     14.  HOLDING OVER . . . . . . . . . . . . . . . . . . . . . . . . . . .11

     15.  SUBORDINATION  . . . . . . . . . . . . . . . . . . . . . . . . . .12

     16.  RULES AND REGULATIONS  . . . . . . . . . . . . . . . . . . . . . .12

     17.  RE-ENTRY BY LANDLORD . . . . . . . . . . . . . . . . . . . . . . .12

     18.  INSOLVENCY OR BANKRUPTCY . . . . . . . . . . . . . . . . . . . . .13

     19.  DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13

     20.  DAMAGE BY FIRE, ETC. . . . . . . . . . . . . . . . . . . . . . . .14

     21.  EMINENT DOMAIN . . . . . . . . . . . . . . . . . . . . . . . . . .14

     22.  SALE BY LANDLORD . . . . . . . . . . . . . . . . . . . . . . . . .15

     23.  RIGHT OF LANDLORD TO PERFORM . . . . . . . . . . . . . . . . . . .15

                                       i

     24.  SURRENDER OF PREMISES  . . . . . . . . . . . . . . . . . . . . . .15

     25.  WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15

     26   NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15

     27.  TAXES PAYABLE BY TENANT  . . . . . . . . . . . . . . . . . . . . .16

     28.  ABANDONMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . .16

     29.  SUCCESSORS AND ASSIGNS . . . . . . . . . . . . . . . . . . . . . .16

     30.  ATTORNEY'S FEES  . . . . . . . . . . . . . . . . . . . . . . . . .16

     31.  LIGHT AND AIR  . . . . . . . . . . . . . . . . . . . . . . . . . .16

     32.  SECURITY DEPOSIT . . . . . . . . . . . . . . . . . . . . . . . . .16

     33.  CORPORATE AUTHORITY; FINANCIAL INFORMATION . . . . . . . . . . . .17

     34.  PARKING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18

     35.  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . .18

     36.  TENANT'S REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . .18

     37.  REAL ESTATE BROKERS  . . . . . . . . . . . . . . . . . . . . . . .18

     38.  LEASE EFFECTIVE DATE . . . . . . . . . . . . . . . . . . . . . . .18

     39.  HAZARDOUS SUBSTANCE LIABILITY  . . . . . . . . . . . . . . . . . .18

     40.  ARBITRATION OF DISPUTES  . . . . . . . . . . . . . . . . . . . . .19

     41.  SIGNAGE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19

     42.  OPTION TO RENEW  . . . . . . . . . . . . . . . . . . . . . . . . .19

     43.  RENT DURING EXTENSION TERM . . . . . . . . . . . . . . . . . . . .19

     44.  SATELLITE ANTENNA  . . . . . . . . . . . . . . . . . . . . . . . .20

     45.  RIGHT TO RELOCATE TENANT . . . . . . . . . . . . . . . . . . . . .21


EXHIBIT "A"    PREMISES

EXHIBIT "B"    WORK LETTER

Exhibit "B-1"  Landlord's Plans

Exhibit "B-2"  Minimum Information Required

Exhibit "C"    Rules and Regulations

Exhibit "D"    Form of Tenant Estoppel Certificate

Exhibit "E"    Encumbrances

Exhibit "F"    Subordination, Nondisturbance and Attornment Agreement

Exhibit "G"    Form of Letter of Credit

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

                              BASIC LEASE INFORMATION
-------------------------------------------------------------------------------
Lease Date:                        December 16, 1998

LANDLORD:                          CIRCLE STAR CENTER ASSOCIATES, L.P.
                                   a California limited partnership

Managing Agent:                    THE MOZART DEVELOPMENT COMPANY

Landlord's and Managing Agent's
   Address:                        c/o THE MOZART DEVELOPMENT COMPANY
                                   1068 East Meadow Circle
                                   Palo Alto, CA 94303

TENANT:                            CENTRAAL CORPORATION

                                   a California Corporation

Tenant's Address:                  Prior to Occupancy:  After Commencement Date:
                                   811 Hansen Way       at the Premises
                                   Palo Alto, CA 94303  Attn: Chief Financial
                                   Attn: Doug Finlay          Officer

Building:                          Two Circle Star Way, San Carlos, California

Suite:                             200

Rentable Area of the Premises:     25,179 square feet

Rentable Area of the Building:     102,973 square feet

Tenant's Use of the Premises:      General Office and Administration (including
                                   twenty-four hour live internet
                                   services and software development)

Lease Term:                        Seven (7) years

Scheduled Commencement Date:       March 26,. 1999

Scheduled Expiration Date:         February 28, 2006

Tenant Allowance:                  $579,800 ($25 pusf x 23,192 usf) plus up to
                                   $15,000 for the cost of installation of glass
                                   and glazing in the wall of the Premises
                                   overlooking the first floor lobby; provided,
                                   however, if Tenant does not install a
                                   continuous drop ceiling grid throughout the
                                   Premises the Tenant Allowance shall be
                                   reduced by the amount estimated by Devcon
                                   Construction to complete the drop ceiling
                                   grid throughout the Premises.

Additional Allowance:              None

Tenant's Plan Delivery Date:       December 20, 1998

Outside Delivery Date:             May 31, 1999

Monthly Base Rent:                 $2.55 per Rentable Square Foot of the
                                   Rentable Area of the Premises.

Base Rent Adjustment:              On each anniversary of the Rent Commencement
                                   Date the Monthly Base Rent shall increase by
                                   three percent (3 9[) over the Monthly Base
                                   Rent applicable to the month immediately
                                   prior, to the applicable anniversary.

Tenant's Share of Expenses and
   Taxes ("Additional Charges"):   24.45%

Security Deposit:                  $650,000 plus additional security as provided
                                   in Paragraph 32.

Guarantor of Lease:                See Security Deposit

Broker:                            Cornish & Carey Commercial (Landlord &
                                   Tenant)

Broker's Fee or Commission,
   If Any, Paid By:                Landlord

The foregoing Basic Lease Information is hereby incorporated into and made a part of this Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the respective information hereinabove set forth and shall be construed to incorporate all of the terms provided under the particular paragraph pertaining to such information. In the event of any conflict between any Basic Lease Information and the Lease, the latter shall control.

                                   LANDLORD:

                                   CIRCLE STAR CENTER ASSOCIATES, L.P.
                                   a California limited partnership

                                          By:    M-D Ventures, Inc.
                                          Its:   General Partner


                                   By:    /s/ Steve Dostart
                                          ---------------------------------
                                          Steve Dostart
                                   Its:   Vice President


                                   TENANT:

                                   CENTRAAL CORPORATION
                                   a California corporation

                                   By:    /s/ Keith Teare
                                          ---------------------------------
                                          Keith W. Teare
                                   Its:   President & CEO

                                   LEASE AGREEMENT

       THIS LEASE AGREEMENT is made and entered into as of December 16, 1998, by and between CIRCLE STAR CENTER ASSOCIATES, L.P., a California limited partnership, (herein called "Landlord"), and CENTRAAL CORPORATION, a California corporation, (herein called "Tenant").

       Upon and subject to the terms, covenants and conditions hereinafter set forth, Landlord hereby leases to Tenant and Tenant hereby hires from Landlord those premises (the "Premises") comprising the area substantially as crosshatched on the attached EXHIBIT "A", in the building (hereinafter referred to as the "Building") specified in the Basic Lease Information attached hereto. The number of square feet designated as Rentable Area of the Premises on the Basic Lease Information may include portions of the Building Common Area attributed to the Premises and not located within the area outlined on EXHIBIT
A. The Building is located on land on which Landlord intends to develop two buildings as an integrated project (the "Project"). The term "Common Area" shall mean all areas and facilities within the Project that are not designated by Landlord for the exclusive use of Tenant or any other tenant or other occupant of the Project, including the parking areas, access and perimeter roads, pedestrian sidewalks, landscaped areas, trash enclosures, recreation areas and the like.

       1. OCCUPANCY AND USE. Tenant may use and occupy the Premises for the purpose specified in the Basic Lease Information and for no other use or purpose without the prior written consent of Landlord. Landlord shall have the right to grant or withhold consent to a proposed change of use in its sole discretion. Tenant shall be entitled to the benefit on a nonexclusive basis of (i) the Building Common Areas with other occupants of the Building, and (ii) to the extent and for so long as Landlord continues to own the Project, the Project Common Areas with other occupants of the Project in accordance with the Rules and Regulations established by Landlord from time to time. Provided, however, that if Landlord sells a portion of the Project, Landlord shall assure to Tenant that Tenant's rights to access and parking are assured through a Reciprocal Easement Agreement or other like mechanism. Notwithstanding the above, Tenant understands and agrees that (a) a Declaration of Covenants, Conditions and Restrictions ("CC&R's"), (b) a ground lease and (c) a Conditional Use Permit may encumber the Land and Project and that Tenant's Occupancy and Use of the Premises may be restricted by such encumbrances. If necessary, Tenant shall execute such documents as are reasonably necessary to cause this Lease to become subordinate to such encumbrances (see the attached EXHIBIT E, Encumbrances).

       2.     TERMS AND POSSESSION.

              (a) The term of this Lease (the "Term") shall be for the period specified in the Basic Lease Information (or until sooner terminated as herein provided). Subject to Tenant's termination right set forth below in this Paragraph, if Landlord, for any reason whatsoever, cannot deliver possession of the Premises in the condition required under this Lease (including the Substantial Completion of the Tenant Improvements), with all governmental permits required for the occupancy of the Premises, to Tenant on the date specified in the Basic Lease Information for the commencement of the Term, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom. In that event, however, the Term of the Lease shall not commence until such commencement date as is determined pursuant to EXHIBIT B. In such event, the scheduled commencement date and scheduled expiration date shall be adjusted accordingly. Payment of Rent and Additional Charges by Tenant due to delay in delivery of the Premises caused by Tenant shall also be governed by EXHIBIT B hereof. Notwithstanding the provisions above and of EXHIBIT B, if the delivery of the Premises is delayed beyond Outside Delivery Date, as set forth in the Basic Lease Information, Tenant shall have the right to terminate this Lease by notifying Landlord in writing of its intent to do so no later than ten (10) business days after the Outside Delivery Date. The Outside Delivery Date shall be extended one day for each day of delay caused by (i) Tenant Delays as more particularly set forth in EXHIBIT B hereof and (ii) acts of God or the elements, acts of the Government, labor disturbances of any character, a shortage of material or labor, or other causes beyond the reasonable control of Landlord (any of the foregoing, "Force Majeure"), provided that any such delay shall not exceed sixty (60) days. The dates upon which the Term shall actually commence and terminate pursuant to this Paragraph 2(a) are herein called the "Commencement Date" and the "Expiration Date," respectively.

              (b) Completion of the improvements to the Premises and Building shall be governed by the terms and conditions of the separate work letter ("Work Letter"), attached hereto as EXHIBIT "B".

              (c) The Premises shall be deemed "delivered" and the Term shall commence as defined in EXHIBIT B.

              (d) Tenant shall, no later than thirty (30) days after the date of issuance by the appropriate governmental agency of a Certificate of Occupancy or its equivalent concerning the Improvements, occupy a portion of the Premises or deliver a letter to Landlord confirming that possession of the Premises has been tendered to and accepted by Tenant and that Tenant, by virtue of such acceptance, is in occupancy of the Premises. Time is of essence. This subparagraph 2(d) shall not be construed as an obligation of Tenant to continuously occupy the Premises.

       3.     RENT; RENT ADJUSTMENTS; ADDITIONAL CHARGES FOR EXPENSES AND
              TAXES.

              (a) MONTHLY BASE RENT.

                     (i) PAYMENT OF BASE RENT. Commencing on the Commencement Date, except to the extent otherwise provided for in Paragraph 2(a), Tenant shall pay to Landlord throughout the Term Base Rent in an amount equal to the Monthly Base Rent rate specified in the Basic Lease Information multiplied by the Rentable Area of the Premises, as specified in the Basic Lease Information ("Base Rent"), which sum shall be payable by Tenant in equal monthly installments on, or, at Tenant's election, before, the first clay of each month, in advance, with the first month's rent due upon execution of this Lease Agreement, in lawful money of the United States (without any prior demand therefor and without deduction or offset whatsoever, except as expressly provided for in Paragraphs 20 & 21) to Landlord or its managing agent at the address specified in the Basic Lease Information or to such other firm or to such other place as Landlord or its Managing Agent may from time to time designate in writing. Tenant shall pay to Landlord all charges and other amounts whatsoever as provided in this Lease ("Additional Charges") at the place where the Base Rent is payable, and Landlord shall have the same remedies for a default in the payment of Additional Charges as for a default in the payment of Base Rent. As used herein, the term "Rent" shall include all Base Rent and Additional Charges (including, without limitation, Additional Charges for Real Estate Taxes and Expenses pursuant to Paragraph 3(c) below, and Additional Charges pursuant to Paragraphs 7(b), 8, 10(d) 23). If the Commencement Date should occur on a day other than the first day of a calendar month, or the Expiration Date should occur on a day other than the last day of a calendar month, then the Rent and Additional Charges for such fractional month shall be prorated on a daily basis.

                     (ii) PARTIAL WAIVER OF RENT & ADDITIONAL CHARGES: During the first 122 days of the Term, for each four-week period that at least 10,000 rentable square fee of the Premises is not occupied by Tenant (or its subtenant or assignee), Tenant shall be entitled to a waiver of 40% of the Base Rent and Additional Charges due for such period ("Partial Rent Waiver Entitlement"). For such waiver to be valid, Tenant shall be required to notify Landlord in writing during the first week of the subject period of such Partial Rent Waiver Entitlement and Landlord shall have the opportunity to verify the validity of such notice during business hours on any business day during the subject period.

              (b) ADJUSTMENTS IN BASE RENT. The Monthly Base Rent under Paragraph 3(a) shall be adjusted as provided in the Basic Lease Information. Additionally, the Monthly Base Rent shall be increased in the event that Tenant elects to utilize any of the Additional Allowance specified in the Basic Lease Information. The amount of such increase shall be determined by calculating the monthly payment amount for a fully amortizing loan where (i) the original principal amount equals the amount of the Additional Allowance utilized by Tenant, (ii) the annual interest rate is ten percent (10%), and (iii) the term of the loan is the number of months in the initial Lease Term. For example, if the entire amount of the Additional Allowance were utilized, then the addition to Monthly Base Rent would be $3,850.15 per month, throughout the initial Lease Term.

              (c) ADDITIONAL CHARGES FOR EXPENSES AND TAXES.

                     (1) DEFINITIONS OF ADDITIONAL CHARGES: For purposes of this Paragraph 3(c), the following terms shall have the meanings hereinafter set forth:

                            (A) "TAX YEAR" shall mean each twelve (12) consecutive month period commencing January 1st of the calendar year during which the Commencement Date of this Lease occurs, provided that Landlord, upon notice to Tenant, may change the Tax Year from time to time to any other twelve (12) consecutive month period and, in the event of any such change, Tenant's Share of Real Estate Taxes (as hereinafter defined) shall be equitably adjusted for the Tax Years involved in any such change.

                            (B) "TENANT'S SHARE" shall mean the percentage figure so specified in the Basic Lease Information.

                            (C) "REAL ESTATE TAXES" shall mean all taxes, assessments and charges levied upon or with respect to the Project or any personal property of Landlord used in the operation of thereof, or Landlord's interest in the Project or such personal property. Real Estate Taxes shall include, without limitation, all general real property taxes and general and special assessments, charges, fees or assessments for transit, housing, police, fire or other governmental services or purported benefits to the Building (provided, however, that any refunds of Real Estate Taxes paid by Tenant (as part of Tenant's Share of Real Estate Taxes) shall be credited against Tenant's further obligation to pay Real Estate Taxes during the Term), service payments in lieu of taxes, and any tax, fee or excise on the act of entering into this Lease, or any other lease of space in the Building, or on the use or occupancy of the Building or any part thereof, or on the rent payable under any lease or in connection with the business of renting space in the Building, that are now or hereafter levied or assessed against Landlord by the United States of America, the State of California, or any political subdivision, public corporation, district or any other political or public entity, and shall also include any other tax, fee or other excise, however described, that may be levied or assessed as a substitute for, or as an addition to, in whole or in part, any other Real Estate Taxes, whether or not now customary or in the contemplation of the parties on the date of this Lease. Real Estate Taxes shall not include franchise, transfer, inheritance or capital stock taxes, gift Or estate taxes, any assessments in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest permitted term, any increases in taxes due to the improvement of the Project for the sole use of other occupants, or income taxes measured by the net income of Landlord from all sources unless, due to a change in the method of taxation, any of such taxes is levied or assessed against Landlord as a substitute for, in whole or in part, any other tax that would otherwise constitute a Real Estate Tax. Additionally, Real Estate Taxes shall not include any assessments or like charges to pay for any remediation of contamination from any Hazardous Substance (which are not the liability of Tenant pursuant to Paragraph 39 hereof). Real Estate Taxes shall also include reasonable legal fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Real Estate Taxes; provided that such fees, costs and disbursements do not exceed the actual savings in Real Estate Taxes obtained by Tenant over the Term of the Lease. If any assessments are levied on the Project, Tenant shall have no obligation to pay more than that amount of annual installments of principal and interest that would become due during the Lease Term had Landlord elected to pay the assessment in installment payments, even if Landlord pays the assessment in full.

                            (D) "EXPENSES" shall mean the total costs and expenses reasonably paid or incurred by Landlord in connection with the management, operation, maintenance and repair of the Building, including, without limitation (i) the cost of air conditioning, electricity, steam, heating, mechanical, ventilating, elevator systems and all other utilities and the cost of supplies and equipment and maintenance and service contracts in connection therewith; (ii) the cost of repairs and general maintenance and cleaning; (iii) the cost of fire, extended coverage, boiler, sprinkler, public liability, property damage, rent, earthquake (if Landlord determines that it is available at commercially reasonable rates) and other insurance obtained by Landlord in connection with the Project, all including, without limitation, insurance premiums and any deductible amounts paid by Landlord; (iv) fees, charges and other costs, including management fees, consulting fees, legal fees (which are allowed elsewhere in the Lease) and accounting fees, fees of all independent contractors engaged by Landlord directly related to the operation of the Building or reasonably charged by Landlord if Landlord performs management services in connection with the Building, (though the management fee shall not exceed the cap noted in the following paragraph); (v) the cost of any capital improvements made to the Building after the Commencement Date (a) as a labor saving device or to effect other economies in the operation or maintenance of the Building (from which a reasonable person would anticipate that savings would actually result), (b) to repair or replace capital items which are no longer capable of providing the services required of them, or (c) that are made to the Building after the date of this Lease and are required under any Laws (as defined in Paragraph 5), where such capital improvements were not required under any such Laws to be completed with respect to the Building prior to the date the Lease was executed, and in this regard, during any calendar year, the cost of any capital improvements up to $.24 per square foot of the Rentable Area of the Premises, which are Tenant's responsibility under the Lease, shall be expensed during that year, and the cost of capital improvements incurred during any calendar year in excess of such amount, which are the responsibility of Tenant pursuant to this Lease, shall be amortized over the useful life of the capital item in question as determined in accordance with generally accepted accounting principles ("GAAP"), together with interest on the unamortized balance at the greater of (x) the rate paid by Landlord on funds borrowed for the purpose of constructing such capital improvements; or (y) 10% per annum; and (vi) any other reasonable expenses of any other kind whatsoever reasonably incurred in managing, operating, maintaining and repairing the Building, including, but not limited to, costs incurred pursuant to the Encumbrances identified in EXHIBIT E and the Building's Share of Project Common Expenses. "Project Common Expenses" shall mean any expenses paid or incurred by Landlord in connection with the management, operation, maintenance and repair of the Project Common Areas in the Project and any other Expenses paid or incurred by Landlord for the benefit of the Project as a whole, including, but not limited to, the cost of maintaining the parking lot and facilities and landscaping. "Building's Share" shall mean the prorata portion of all Project Common Expenses based on the amount of gross floor area of the Building as a portion of the gross floor area of all applicable buildings in the Project, all as reasonably determined by Landlord. Any "deductible" amounts relating to capital improvements required to be paid by Tenant hereunder in connection with any casualty policy carried by Landlord shall be amortized over the useful life of the restoration work in accordance with GAAP; provided, however, such amounts shall no longer constitute Expenses from and after the date upon which Monthly Base Rent is adjusted to fair market rental pursuant to the terms and conditions of this Lease.

       Notwithstanding anything to the contrary herein contained, Expenses shall not include, and in no event shall Tenant have any obligation to pay for pursuant to this Paragraph 3 or Paragraph 7(b), (aa) the initial construction cost of the Project or real property on which the Building is located; (bb) the cost of providing tenant improvements, renovations, painting or redecorating (other than in Common Areas) to Tenant or any other tenant; (cc) debt service (including, but without limitation, interest, principal and any impound payments) required to be made on any mortgage or deed of trust recorded with respect to the Building and/or the real property on which the Building is located other than debt service and financing charges imposed pursuant to Paragraph 3(c)(1)(D)(v) above; (dd) the cost of special services, goods or materials provided to any tenant; (ee) depreciation; (if) the portion of a management fee paid to Landlord or affiliate in excess of three percent (3 %) of Base Rent and Additional Charges (excluding the management fee); (gg) costs occasioned by Landlord's fraud or willful misconduct under applicable laws; (hh) costs for which Landlord has a right of and has received reimbursement from others; (ii) costs to correct any construction or design defects in the original construction of the Premises, the Building or the Project; (ii) costs arising from a disproportionate use of any utility or service supplied by Landlord to any other occupant of the Building to the extent that Landlord has the ability to charge such other tenant for said costs under the terms of a lease comparable to terms governing said costs in this Lease; (kk) repairs, replacement and upgrades to the structural elements of the Building; (ll) environmental pollution remediation related costs in connection with the remediation of the Project including costs for which Landlord has indemnified Tenant pursuant to Paragraph 39, except any such costs incurred as the result of Tenant's use of the Premises; (mm) advertising or promotional costs; (nn) leasing commissions; (oo) except as provided in Paragraph 20, costs occasioned by casualties or by the exercise of the power of eminent domain (other than deductible amounts under insurance policies which shall be included as an Expense); and (pp) legal costs incurred in connection with negotiations or disputes with any other occupant (or prospective occupant) of the Project. In the event that the Building or the Project is not at least ninety-five percent (95 5) occupied during any fiscal year of the Term as determined by Landlord, an adjustment shall be made in computing the Expenses and/or the Project Common Expenses, as applicable, for such year so that Expenses and/or Project Common Expenses, as applicable, which vary with occupancy shall be computed as though the Building or Project, as applicable, had been ninety-five percent (95 %) occupied; provided, however, that in no event shall Landlord be entitled to collect in excess of one hundred percent (100%) of the total Expenses from all of the tenants in the Building including Tenant. All costs and expenses shall be determined in accordance with generally accepted accounting principles which shall be consistently applied (with accruals appropriate to Landlord's business). Expenses shall not include specific costs incurred for the account of, separately billed to and paid by specific tenants.

                            (E) "EXPENSE YEAR" shall mean each twelve (12) consecutive month period commencing January 1 of the calendar year during which the Commencement Date of the Lease occurs, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant's Share of Expenses shall be equitably adjusted for the Expense Years involved in any such change.

                     (2) PAYMENT OF REAL ESTATE TAXES: Commencing on the Commencement Date, unless otherwise provided for in Paragraph 3 (a), Tenant shall pay to Landlord as Additional Charges one-twelfth (1/12th) of Tenant's Share of Real Estate Taxes fairly allocable to the Building as reasonably determined by Landlord for each Tax Year on or before the first day of each month during such Tax Year, in advance, in an amount reasonably estimated by Landlord and billed by Landlord to Tenant, and Landlord shall have the right initially to determine monthly estimates and to revise such estimates from time to time. With reasonable promptness after Landlord has received the tax bills for any Tax Year, Landlord shall furnish Tenant with a statement (herein called "Landlord's Tax Statement") setting forth the amount of Real Estate Taxes for such Tax Year, and Tenant's Share thereof. If the actual Real Estate Taxes for such Tax Year exceed the estimated Real Estate Taxes paid by Tenant for such Tax Year, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual Real Estate Taxes within fifteen (15) days after the receipt of Landlord's Tax Statement, and if the total amount paid by Tenant for any such Tax Year shall exceed the actual Real Estate Taxes for such Tax Year, such excess shall be credited against the next installment of Real Estate Taxes due from Tenant to. Landlord hereunder. If it has been determined that Tenant has overpaid Real Estate Taxes during the last year of the Lease Term, then Landlord shall reimburse Tenant for such overage on or before the thirtieth
(30th) day following the Expiration Date.

                     (3) PAYMENT OF EXPENSES: Commencing on the Commencement Date, unless otherwise provided for in Paragraph 3(a), Tenant shall pay to Landlord as Additional Charges one-twelfth (1/12th) of Tenant's Share of the Expenses for each Expense Year on or before the first day of each month of such Expense Year, in advance, in an amount reasonably estimated by Landlord and billed by Landlord to Tenant, and Landlord shall have the right initially to determine monthly estimates and to revise such estimates from time to time. With reasonable promptness after the expiration of each Expense Year, Landlord shall furnish Tenant with a statement (herein called "Landlord's Expense Statement"), setting forth in reasonable detail the Expenses for such Expense Year and Tenant's Share thereof. If the actual Expenses for such Expense Year exceed the estimated Expenses paid by Tenant for such Expense Year, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual Expenses within fifteen (15) days after the receipt of Landlord's Expense Statement, and if the total amount paid by Tenant for any such Expense Year shall exceed the actual Expenses for such Expense Year, such excess shall be credited against the next installment of the estimated Expenses due from Tenant to Landlord hereunder or if the Term has ended it shall be returned to Tenant within thirty (30) days. Any utility rebates for the Project which Landlord receives for payments made by Tenant (as part of Tenant's Share of Expenses) shall be forwarded to Tenant so long as such rebate is received within one year following the Expiration Date or sooner termination of the Lease. If it has been determined that Tenant has overpaid Expenses during the last year of the Lease Term (including rebates of utilities applicable to Tenant), then Landlord shall reimburse Tenant for such overage on or before the thirtieth (30th) day following the Expiration Date.

                     (4) OTHER: To the extent any item of Real Estate Taxes or Expenses is payable by Landlord in advance of the period to which it is applicable (e.g. insurance and tax escrows required by Landlord's Lender), or to the extent that prepayment is customary for the service or matter, Landlord may
(i) include such items in Landlord's estimate for periods prior to the date such item is to be paid by Landlord and (ii) to the extent Landlord has not collected the full amount of such item prior to the date such item is to be paid by Landlord, Landlord may include the balance of such full amount in a revised monthly estimate for Additional Charges. If the Commencement Date or Expiration Date shall occur on a date other than the first day of a Tax Year and/or Expense Year, Tenant's share of Real Estate Taxes and Expenses, for the Tax Year and/or Expense Year in which the Commencement Date occurs shall be prorated.

                     (5) AUDIT: Within ninety (90) days after receipt of any Expense Statement or Tax Statement from Landlord, Tenant shall have the right to examine Landlord's books and records relating to such Expense Statements and Tax Statements, or cause an independent audit thereof to be conducted by an accounting firm to be selected by Tenant and subject to the reasonable approval of Landlord. If the audit conclusively proves that Tenant has overpaid either Expenses or Real Estate Taxes, then Landlord shall promptly reimburse Tenant for such overage, and if such overage exceeds five percent (5 %) of the actual amount of Expenses or Real Estate Taxes paid by Landlord for the Tax or Expense Year covered by such audit, then Landlord shall bear the cost of such audit, up to a maximum cost of $5,000. If Tenant fails to object to any such Expense Statement or Tax Statement or request an independent audit thereof within such ninety (90) day period, such Expense Statement and/or Tax Statement shall be final and shall not be subject to any audit, challenge or adjustment.

                     (d) LATE CHARGES. Tenant recognizes that late payment of any Base Rent or Additional Charges will result in administrative expenses to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if any Base Rent or Additional Charges remain unpaid three (3) days after such amount is due, the amount of such unpaid Base Rent or Additional Charges shall be increased by a late charge to be paid to Landlord by Tenant in an amount equal to four percent (4 %) of the amount of the delinquent Base Rent or Additional Charges. Tenant shall be excused once each twelve (12) month period of the Term from the application of a late fee to any Base Rent or Additional Charge which became delinquent without a prior written invoice or other notice of Landlord; provided, however, the late fee shall nevertheless be payable if Tenant does not cure the delinquency within ten (10) days after written notice from Landlord. In addition, any outstanding Base Rent, Additional Charges, late charges and other outstanding amounts shall accrue interest at annualized rate of the lesser of
(i) the greater of, 10% or The Federal Reserve Discount Rate plus 5%, or (ii) the maximum rate permitted by law (the "Default Rate"), until paid to Landlord. Tenant agrees that such amount is a reasonable estimate of the loss and expense to be suffered by Landlord as a result of such late payment by Tenant and may be charged by Landlord to defray such loss and expense. The provisions of this Paragraph 3(d) in no way relieve Tenant of the obligation to pay Rent or Additional Charges on or before the date on which they are due, nor do the terms of this Paragraph 3(d) in any way affect Landlord's remedies pursuant to Paragraph 19 in the event any Base Rent or Additional Charges are unpaid after the date due.

       4. RESTRICTIONS ON USE. Tenant shall not do or permit anything to be done in or about the Premises which will obstruct or interfere with the rights of other tenants or occupants of the Building or the Project or injure or annoy them, nor use or allow the Premises to be used for any unlawful purpose, nor shall Tenant cause or maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer the commission of any waste in, on or about the Premises.

       5.     COMPLIANCE WITH LAWS.

              (a) TENANT'S COMPLIANCE OBLIGATIONS. Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any present and future laws, statutes, ordinances, resolutions, regulations, proclamations, orders or decrees of any municipal, county, state or federal government or other governmental or regulatory authority with jurisdiction over the Project, or any portion thereof, whether currently in effect or adopted in the future and whether or not in the contemplation of the parties hereto (collectively, "Laws"), and Tenant shall promptly, at its sole expense, maintain the Premises, any Alterations (as defined in Paragraph 6 below) permitted hereunder and Tenant's use and operations thereon in strict compliance at all times with all Laws. "Laws" shall include, without limitation, all Laws relating to health and safety (including, without limitation, the California Occupational Safety and Health Act of 1973 an the California Safe Drinking Water and Toxic Enforcement Act of 1986, including posting and delivery of notices required by such Laws with respect to the Premises) and disabled accessibility (including, without limitation, the Americans with Disabilities Act, 42 U.S.C. section 12101 ET SEQ.), Hazardous Substances, and all present and future life safety, fire, sprinkler, seismic retrofit, building code and municipal code requirements; provided however, that Tenant's obligation to comply with Laws relating to Hazardous Substances is subject to the terms and conditions of Paragraph 39, and Tenant shall not be responsible for compliance with clean-up provisions of any Laws with respect to Hazardous Substances except to the extent of any release caused by the Tenant Parties or otherwise included in Tenant's indemnity contained in Paragraph 39. Notwithstanding the foregoing, Landlord, and not Tenant, shall be responsible for correcting any condition at the Premises which is in violation of applicable Laws on or prior to the Commencement Date, except to the extent such condition is caused by the acts or omissions of the Tenant Parties or such violation results from Tenant's use of the Premises in a manner other than as permitted under this Lease. Notwithstanding the first sentence of this Paragraph 5(a), Tenant shall not be required to make any alterations to the Premises in order to comply with Laws unless the requirement that such alterations be made is triggered by any of the following (or, if such requirement results from the cumulative effect of any of the following when added to other acts, omissions, negligence or events, to the extent such alterations are required by any of the following): (i) the installation, use or operation of any Alterations, or any of Tenant's trade fixtures or personal property; (ii) the acts, omissions or negligence of Tenant, or any of its servants, employees, contractors, agents or licensees; or (iii) the particular use or particular occupancy or manner of use or occupancy of the Premises by Tenant, or any of its servants, employees, contractors, agents or licensees. Any alterations that are Tenant's responsibility pursuant to this Paragraph 5 shall be made in accordance with Paragraph 6 below. The parties acknowledge and agree that Tenant's obligation to comply with all Laws as provided in this paragraph (subject to the limitations contained herein) is a material part of the bargained-for consideration under this Lease. Tenant's obligations under this Paragraph and under Paragraph 7(c) below shall include, without limitation, the responsibility of Tenant to make substantial or structural repairs and alterations to the Premises to the extent provided above, regardless of, among other factors, the relationship of the cost of curative action to the Rent under this Lease, the length of the then remaining Term hereof, the relative benefit of the repairs to Tenant or landlord, the degree to which the curative action may interfere with Tenant's use or enjoyment of the Premises, and the likelihood that the parties contemplated the particular Law involved.

              (b) INSURANCE REQUIREMENTS. Tenant shall not do or permit anything to be done in or about the Premises or bring or keep anything therein which will in any way increase the rate of any insurance upon the Project or any of its contents (unless Tenant agrees to pay for such increase) or cause a cancellation of any insurance on the Project or otherwise violate any requirements, guidelines, conditions, rules or orders with respect to such insurance. Tenant shall at its sole cost and expense promptly comply with the requirements of the ISO, board of fire underwriters, or other similar body now or hereafter constituted relating to or affecting Tenant's use or occupancy of the Project (other than in situations where compliance involves repair, maintenance or replacement of items that Landlord is expressly required to repair, maintain or replace under this Lease).

              (c) NO LIMITATION ON OBLIGATIONS. The provisions of this Paragraph 5 shall in no way limit Tenant's maintenance, repair and replacement obligations under Paragraph 7 or Tenant's obligation to pay Expenses under Paragraph 3(c). The judgment of any court of competent jurisdiction or the admission of Tenant in an action against Tenant, whether Landlord is a party thereto or not, that Tenant has so violated any such Law shall be conclusive of such violation as between Landlord and Tenant.
or cause a cancellation of such insurance or otherwise affect such insurance in any manner, and Tenant shall at its sole cost and expense promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force and with the requirements of any board or fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises, to the extent required because of (i) Tenant's unique use of the Premises, (ii) alterations or improvements made by or for Tenant, or (iii) Tenant's negligence or willful misconduct. The provisions of this Paragraph 5 shall in no way limit Tenant's obligation to pay Expenses as noted in Paragraph 3 of the Lease. The judgment of any court of competent jurisdiction or the admission of Tenant in an action against Tenant, whether Landlord be a party thereto or not, that Tenant has so violated any such law, statute, ordinance, rule, regulation or requirement, shall be conclusive of such violation as between Landlord and Tenant.

       6. ADDITIONAL ALTERATIONS. Tenant shall not make or suffer to be made any additional alterations, additions or improvements ("Alterations") in, on or to the Premises or any part thereof without the prior written consent of Landlord. Failure of Landlord to give its disapproval within fifteen (15) calendar days after receipt of Tenant's written request for approval shall constitute disapproval by Landlord. Any alterations in, on or to the Premises, except for Tenant's movable furniture and equipment (including the telephone system, security system, demountable partitions, secretarial stations, cubicles, cabinets or shelving systems and kitchen equipment, except to the extent paid for with the Tenant Improvement Allowance or Additional Allowance), shall be the property of Tenant during the Term and shall become Landlord's property at the end of the Term without compensation to Tenant. Landlord shall not unreasonably withhold its consent to Alterations that (i) do not materially affect the structure of the Building or its electrical, plumbing, HVAC, security or other systems, (ii) are not visible from the exterior of the Premises, (iii) are consistent with Tenant's permitted use hereunder, and (iv) do not adversely affect the value or marketability of Landlord's reversionary interest upon termination or expiration of this Lease. In the event Landlord consents to the making of any Alterations by Tenant, the same shall be made by Tenant, at Tenant's sole cost and expense, in accordance with plans and specifications reasonably approved by Landlord, and any contractor or person selected by Tenant to make the same must first be reasonably approved in writing by Landlord or, at Landlord's option, the Alterations shall be made by Landlord (substantially in accordance with the terms of the Work Letter attached hereto to the extent applicable to such alterations) for Tenant's account and Tenant shall reimburse Landlord. for the cost thereof (including a reasonable charge for Landlord's overhead) within twenty (20) days after receipt of a statement from Landlord therefor. Upon the expiration or sooner termination of the Term, Tenant shall upon demand by Landlord, at Landlord's election either (i) at Tenant's sole cost and expense, forthwith and with all due diligence remove any Alterations made by or for the account of Tenant, designated by Landlord to be removed (provided, however, that upon the written request of Tenant prior to installation of such Alterations Landlord shall advise Tenant at that time whether or not such Alterations must be removed upon the expiration or sooner termination of this Lease), and restore the Premises to its original condition as of the Commencement Date, subject to normal wear and tear and the rights and obligations of Tenant concerning casualty damage pursuant to Paragraph 20 or
(ii) pay Landlord the reasonable estimated cost thereof.

       7.     REPAIR AND MAINTENANCE.

              (a) Landlord shall be responsible for the following repair, replacement and maintenance obligations: (i) maintenance and repair of the exterior of the Building, roof and structural portions of the Building, (ii) repairs, replacement, and maintenance of the Building systems, including, without limitation, electrical, mechanical, HVAC and plumbing and all controls appurtenant thereto, (iii) repairs, replacement and maintenance of any elevators in the Building, (iv) repair, replacement and maintenance of Common Areas, (v) alterations to the Premises required under applicable Laws to the extent not the responsibility of Tenant pursuant to Paragraph 5 or 6 hereof, (vi) any repair, maintenance or improvements which could be treated as a "capital expenditure" under generally accepted accounting principles, (vii) any repair, maintenance or improvements which are a result of casualty or the exercise of the power of eminent domain which are Landlord's responsibility under Paragraph 20 or 21,
(viii) repairs and replacements of lighting equipment (including light bulbs),
(ix) any repair, maintenance or improvements which are required as a consequence of construction defects in Landlord's work or the Tenant Improvements, (x) any repair, maintenance or improvements for which Landlord has a right of reimbursement from others. Notwithstanding the foregoing, Tenant shall be responsible for Tenant's Share of the costs described in the previous sentence to the extend such costs are properly included in Expenses.

              (b) Tenant shall maintain and repair the interior portion of the Premises and any Alterations installed by or on behalf of Tenant within the Premises, however, excluding any portions thereof which are structural in nature or which are the obligation of Landlord under Paragraph 7(a) (subject to Paragraphs 5 and 7(c)). Tenant shall be responsible for the expense of installation, operation, and maintenance of its telephone and other communications cabling from the point of entry into the Building to the Premises and throughout the Premises; though Landlord shall have the right to perform such work on behalf of Tenant in Common Areas. Tenant hereby waives and releases its right to make repairs at Landlord's expense under Sections 1941 and 1942 of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect. In addition, Tenant hereby waives and releases its right to terminate this Lease under Section 1932(1) of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect. If Tenant fails after thirty (30) days' written notice by Landlord to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by Landlord at the expense of Tenant and the expenses thereof incurred by Landlord shall be reimbursed (with interest at the Default Rate from the date Landlord incurs such cost) as Additional Charges within thirty (30) days after submission of a bill or statement therefor.

              (c) The purpose of Paragraph 7(a) and 7(b) is to define the obligations of Landlord and Tenant to perform various repair and maintenance functions; the allocation of the costs therefor are covered under this Paragraph 7(c) and Paragraph 3. Tenant shall bear the full cost of repairs or maintenance interior or exterior, structural or otherwise, to preserve the Premises and the Building in good working order and condition, arising out of (i) the existence, installation, use or operation of any Alterations, or any of Tenant's trade fixtures or personal property; (ii) the moving of Tenant's property or fixtures in or out of the Building or Project or in and about the Premises; or (iii) except to the extent any claims arising from any of the foregoing are reimbursed by insurance carried by Landlord, are covered by the waiver of subrogation in Paragraph 11 or are otherwise provided for in Paragraph 20, the acts, omissions or negligence of Tenant, or any of its servants, employees, contractors, agents, visitors, or licensees, or the particular use or particular occupancy or manner of use or occupancy of the Premises by Tenant or any such person. Any to Alterations required with respect Tenant's responsibilities pursuant to this Paragraph 7(c) shall be made in accordance with Paragraph 6.

              (d) Except to the extent any claims arising from any of the foregoing are reimbursed by rental abatement insurance carried by Landlord, are covered by the waiver of subrogation in Paragraph 11 or are otherwise provided for in Paragraph 20, there shall be no abatement of Rent with respect to, and except for Landlord's active negligence or willful misconduct, Landlord shall not be liable for any injury to or interference with Tenant's business arising from any repairs, maintenance, alteration or improvement in or to any portion of the Building, including the Premises, or in or to the fixtures, appurtenances and equipment therein.

       8. LIENS. Tenant shall keep the Premises free from any liens arising out of any work performed, material furnished or obligations incurred by Tenant. In the event that Tenant shall not, within fifteen (15) clays after Tenant receives actual notice of the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be considered Additional Charges and shall be payable to it by Tenant on demand with interest at the Default Rate. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord, the Premises, the Building and any other party having an interest therein, from mechanics and materialmen's liens, and Tenant shall give notice to Landlord at least five (5) business days' prior notice of commencement of any construction on the Premises.

       9.     ASSIGNMENT AND SUBLETTING.

              (a) Tenant shall not directly or indirectly, voluntarily or by operation of law, sell, assign, encumber, pledge or otherwise transfer or hypothecate all or any part of the Premises or Tenant's leasehold estate hereunder (collectively, "Assignment"), or permit the Premises to be occupied by anyone other than Tenant or sublet the Premises or any portion thereof (collectively, "Sublease"), without Landlord's prior written consent in each instance, which consent shall not be unreasonably withheld by Landlord. Without otherwise limiting the criteria upon which Landlord may withhold its consent to any proposed Sublease or Assignment, if Landlord withholds its consent where either (i) the creditworthiness of the proposed Sublessee or Assignee is not reasonably acceptable to Landlord or, (ii) the proposed Sublessee's or Assignee's use of the Premises is not in compliance with the allowed Tenant's Use of the Premises as described in the Basic Lease Information, such withholding of consent shall be presumptively reasonable. If Landlord consents to the Sublease or Assignment, Tenant may thereafter enter into a valid Sublease or Assignment upon the terms and condition set forth in this Paragraph 9.

              (b) If Tenant desires at any time to enter into an Assignment of this Lease or a Sublease of the Premises or any portion thereof, it shall first give written notice to Landlord of its desire to do so, which notice shall contain (i) the name of the proposed assignee, subtenant or occupant; (ii) the name of the proposed assignee's, subtenant, or occupant's business to be carried on in the Premises; (iii) the terms and provisions of the proposed Assignment or Sublease; and (iv) such financial information as Landlord may request concerning the proposed assignee, subtenant or occupant.

              (c) At any time within fifteen (15) days after Landlord's receipt of the notice specified in Paragraph 9(b), Landlord may by written notice to Tenant elect to (i) consent to the Sublease or Assignment; (ii) disapprove the Sublease or Assignment; or (iii) terminate this Lease as to the portion of the Premises that is specified in Tenant's notice, with a proportionate abatement in Base Rent and Additional Charges and Security Deposit/Letter of Credit; provided, however, that Landlord shall only have the termination option set forth in clause (iii) if at the time of receipt of such notice, and after taking into account the Assignment or Sublease contemplated by such notice and the Initial Sublease (if any), Tenant will directly occupy less than seventy-five percent (75%) of the Premises. If Landlord elects to terminate the Lease as to a portion of the Premises pursuant to clause (iii) above, Tenant shall it all times provide reasonable and appropriate access to such portion of the Premises and use of any common facilities within the Building. Promptly after request from Landlord, Tenant shall enter into any amendment to this Lease or other documentation reasonably requested by Landlord in connection with any such termination of this Lease as to a portion of the Premises. Failure by Landlord to either consent to or disapprove a proposed Assignment or Sublease within the fifteen (15) day time period specified above shall be deemed to be Landlord's consent thereto.

              If Landlord consents to the Sublease or Assignment within said fifteen (15) day period, Tenant may thereafter Within one hundred twenty
(120) days after Landlord's consent, but not later than the expiration of said one hundred twenty (120) days, enter into such Assignment or Sublease of the Premises or portion thereof upon the terms and conditions set forth in the notice furnished by Tenant to Landlord pursuant to Paragraph 9(b). However;, during any period of time in which Tenant directly occupies less than seventy-five percent (75%) of the Premises (regardless of whether such occupancy threshold is not met at the time the Sublease or Assignment is entered into or at any time after such Assignment or during the term of such Sublease), fifty percent (50%) of any rent or other consideration realized by Tenant under any such Assignment or Sublease in excess of the Base Rent and Additional Charges payable hereunder (or the amount thereof proportionate to the portion of the Premises subject to such Sublease or Assignment) shall be paid to Landlord ("Bonus Rent"), after first deducting from such excess the unamortized costs of any portion of the Tenant Improvements paid for by Tenant, (and not from the Tenant Improvement Allowance or Additional Allowance) or costs reasonably incurred for tenant improvements installed by Tenant to obtain the Sublease or Assignment in question, each of which are installed in that portion of the Premises which is the subject of the Sublease or Assignment and which unamortized costs shall be amortized on a straight line basis (without interest) over the term of the Sublease or Assignment in equal installments, and after deducting therefrom any customary brokers' commissions that Tenant has incurred in connection with such Assignment or Sublease amortized on a straight line basis (without interest) over the term of the Sublease or Assignment.

              (d) No consent by Landlord to any Assignment or Sublease by Tenant shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether arising before or after the Assignment or Sublease. The consent by Landlord to any Assignment or Sublease shall not relieve Tenant from the obligation to obtain Landlord's express written consent to any other Assignment or Sublease. Any Assignment or Sublease that is not in compliance with this Paragraph 9 shall be void and, at the option of Landlord, shall constitute a material default by Tenant under this Lease. The acceptance of Base Rent or Additional Charges by Landlord from a proposed assignee or sublessee shall not constitute the consent to such Assignment or Sublease by Landlord.

              (e) The following shall be deemed a voluntary assignment of Tenant's interest in this Lease: (i) any dissolution, merger, consolidation, or other reorganization of Tenant; and (ii) if the capital stock of Tenant is not publicly traded, the sale or transfer to one person or entity stock possessing more than fifty percent (50%) of the total combined voting power of all classes of Tenant's stock issued, outstanding and entitled to vote for the election of directors. Notwithstanding anything to the contrary contained in this Paragraph 9, Tenant may enter into any of the following transfers (a "Permitted Transfer") without Landlord's prior written consent: (1) Tenant may assign its interest in the Lease to a corporation which results from a merger, consolidation or other reorganization, so long as the surviving corporation has a net worth immediately following such transaction that is equal to or greater than the net worth of Tenant as of the date immediately prior to such transaction; and (2) Tenant may assign this Lease to a corporation which purchases or otherwise acquires all or substantially all of the assets of Tenant, so long as such acquiring corporation has a net worth immediately following such transaction that is equal to or greater than the net worth of Tenant as of the date immediately prior to such transaction.

              (f) Each assignee, sublessee or other transferee, other than Landlord, shall assume, as provided in this Paragraph 9(f), all obligations of Tenant under this Lease and shall be and remain liable jointly and severally with Tenant for the payment of Base Rent and Additional Charges, and for the performance of all the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed for the Term; provided, however, that the assignee, sublessee, mortgagee, pledgee or other transferee shall be liable to Landlord for rent only in the amount set forth in the Assignment or Sublease and shall only be required to perform those obligations under the Lease to the extent that they relate to the portion of the Premises subleased or interest in the Lease assigned. No Assignment shall be binding on Landlord unless the assignee or Tenant shall deliver to Landlord a counterpart of the Assignment and an instrument in recordable form that contains a covenant of assumption by the assignee satisfactory in substance and form to Landlord, consistent with the requirements of this Paragraph 9(f), but the failure or refusal of the assignee to execute such instrument of assumption shall not release or discharge the assignee from its liability as set forth above.

              (g) Tenant shall have the right, without Landlord's consent but with written notice to Landlord at least ten (10) days prior thereto, to enter into an Assignment of Tenant's interest in the Lease or a Sublease of all or any portion of the Premises to an Affiliate (as defined below) of Tenant, provided that (i) in connection with an Assignment that is not a sublease, the Affiliate delivers to Landlord concurrent with such Assignment a written notice of the Assignment and an assumption agreement whereby the Affiliate assumes and agrees to perform, observe and abide by the terms, conditions, obligations, and provisions of this Lease; and (ii) the entity remains an Affiliate throughout the term of this Lease (and the assumption agreement shall contain provisions consistent with the provisions of this subparagraph allowing Landlord to terminate this Lease at such time as the entity is no longer an Affiliate of the original Tenant). If this Lease is assigned to an Affiliate and thereafter any circumstance occurs which causes such assignee to no longer be an Affiliate of the original Tenant, Tenant shall give written notice thereof to Landlord, which notice, to become effective, shall refer to Landlord's right to terminate this Lease pursuant to this subparagraph ("Affiliation Termination Notice"). Following occurrence of the circumstance giving rise to the discontinuation of such assignee being an Affiliate ("Affiliate Termination") of the original Tenant, Landlord shall be entitled to terminate this Lease unless Landlord has given its prior written consent to such circumstance, which consent shall not be unreasonably withheld by Landlord so long as such assignee (after giving effect to such circumstance) has financial strength (as demonstrated by audited financial statements) equal to or greater than the original Tenant (including its net worth) as of the date of execution of this Lease, or the original Tenant executes a guaranty in usual form reasonably acceptable to Landlord (however, this does not imply that Tenant would be released without such guaranty). No Sublease or Assignment by Tenant made pursuant to this Paragraph shall relieve Tenant of Tenant's obligations under this Lease. As used in this paragraph, the term "Affiliate" shall mean and collectively refer to a corporation or other entity which controls, is controlled by or is under common control with Tenant, by means of an ownership of either (aa) more than fifty percent (50%) of the outstanding voting shares of stock or partnership or other ownership interests, or (bb) stock, or partnership or other ownership interests, which provide the right to control the operations, transactions and activities of the applicable entity.

              (h) Tenant shall have a one-time right to sublease a portion of the Premises, not to exceed 10,000 Rentable Square Feet, to a single subtenant for a term not to exceed the Initial Term of this Lease (the "Initial Sublease"), upon Landlord's prior written consent in accordance with the standards set forth in this Paragraph 9(a); provided, however, that with respect to the Initial Sublease (i) Tenant's request to Landlord for consent to such Sublease shall state that, if approved, it will be the "Initial Sublease", (ii) Landlord shall not have the termination right set forth in clause (iii) of Paragraph 9(c), and (iii) Landlord shall not be entitled to share in any Bonus Rent as provided in Paragraph 9(c).

       10.    INSURANCE AND INDEMNIFICATION.

              (a) Except to the extent caused by the negligence or willful misconduct of Tenant Parties (as defined in Paragraph 10(c) below) or Tenant's breach of this Lease, Landlord shall indemnify and hold Tenant harmless from and against any and all claims or liability for any injury or damage to any person or property including any reasonable attorney's fees (but excluding any consequential damages or loss of business) occurring in, on, or about the Project to the extent such injury or damage is caused by the negligence or willful misconduct of Landlord, its agents, servants, contractors, employees (collectively, including Landlord, "Landlord Parties") or Landlord's breach of this Lease.

              (b) Landlord shall not be liable to Tenant, and Tenant hereby waives all claims against Landlord Parties for any injury or damage to any person or property in or about the Premises by or from any cause whatsoever (other than the negligence or willful misconduct of Landlord Parties, including Landlord's negligence or willful misconduct as related to construction or property management), and without limiting the generality of the foregoing, whether caused by water leakage of any character from the roof, walls, basement, or other portion of the Premises or the Building, or caused by gas, fire, oil, electricity, or any cause whatsoever, in, on, or about the Premises, the Building or any part thereof (other than that caused by the negligence or willful misconduct of Landlord Parties). Tenant acknowledges that any casualty insurance carried by Landlord will not cover loss of income to Tenant or damage to the alterations in the Premises installed by Tenant or Tenant's personal property located within the Premises. Tenant shall be required to maintain the insurance described in Subparagraph 10(d) below during the Term.

              (c) Except to the extent caused by the negligence or willful misconduct of Landlord Parties or Landlord's breach of this Lease, Tenant shall indemnify and hold Landlord harmless from and defend Landlord against any and all claims or liability for any injury or damage to any person or property whatsoever: (i) occurring in or on the Premises; or (ii) occurring in, on, or about any other portion of the Project to the extent such injury or damage shall be caused by the negligence or willful misconduct by Tenant, its agents, servants, employees, or invitees (collectively, including Tenant, "Tenant Parties"). Tenant further agrees to indemnify and hold Landlord harmless from, and defend Landlord against, any and all claims, losses, or liabilities (including damage to Landlord's property) arising from (x) any breach of this Lease by Tenant and/or (y) the conduct of any work or business of Tenant Parties in or about the Project. This Section 20 does not govern liability for Hazardous Substances, which subject is governed by Paragraph 39 of the Lease concerning Hazardous Substance liability.

              (d) Tenant shall procure at its cost and expense and keep in effect during the Term the following insurance: (i) commercial general liability insurance including contractual liability with a minimum combined single limit of liability of Three Million Dollars ($3,000,000). Such insurance shall name Landlord as an additional insured, shall specifically include the liability assumed hereunder by Tenant, and shall provide that it is primary insurance, and not excess over or contributory with any other valid, existing, and applicable insurance in force for or on behalf of Landlord, and shall provide that Landlord shall receive thirty (30) days' written notice from the insurer prior to any cancellation or change of coverage; (ii) business interruption insurance, insuring Tenant for a period of twelve (12) months against losses arising from the interruption of Tenant's business, and for lost profits, and charges and expenses which continue but would have been earned if the business had gone on without interruption, insuring against such perils, in such form and with such deductible amount as are reasonably satisfactory to Landlord, (iii) "all risk" property insurance (including, without limitation, boiler and machinery (if applicable); sprinkler damage, vandalism and malicious mischief) on all leasehold improvements installed in the Premises by Tenant at its expense (if any), and on all Tenant's personal property. Such insurance shall be an amount equal to full replacement cost of the aggregate of the foregoing and shall provide coverage comparable to the coverage in the standard ISO All Risk form, when such form is supplemented with the coverages required above; (iv) worker's compensation insurance; and (v) such other insurance as may be required by the law. Tenant shall deliver policies of such insurance or certificates thereof to Landlord on or before the Commencement Date, and thereafter at least thirty (30) days before the expiration dates of expiring policies; and, in the event Tenant shall fail to procure such insurance, or to deliver such policies or certificates, Landlord may, at its option, procure same for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Charges within five (5) days after delivery to Tenant of bills therefor.

              (e) The provisions of this paragraph 10 shall survive the expiration or termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

              (f) Landlord shall maintain insurance on the Project against fire and risks covered by "all risk" (excluding earthquake and flood, though Landlord, at its option, may include this coverage) on a 100% of "replacement cost" basis (though reasonable deductibles may be included under such coverage). Landlord's insurance shall also cover the improvements installed by Landlord prior to the commencement of the Term, shall have a building ordinance provision, and shall provide fax rental interruption insurance covering a period of twelve (12) full months. In no event shall Landlord be deemed a co-insurer under such policy. Landlord shall also maintain contractual liability coverage (or with contractual liability endorsement) on an occurrence basis in amounts not less than Three Million Dollars ($3,000,000) per occurrence with respect to bodily injury or death and property damage. Notwithstanding the foregoing obligations of Landlord to carry insurance, Landlord may modify the foregoing coverages if and to the extent it is commercially reasonable to do so.

       11. WAIVER OF SUBROGATION. Notwithstanding anything to the contrary in this Lease, to the extent that this waiver does not invalidate or impair their respective insurance policies, the parties hereto release each other and their respective agents, employees, successors, assignees and subtenants from all liability for injury to any person or damage to any property that is caused by or results from a risk (i) which is actually insured against, to the extent of receipt of payment under such policy (unless the failure to receive payment under any such policy results from a failure of the insured party to comply with or observe the terms and conditions of the insurance policy covering such liability, in which event, such release shall not be so limited), (ii) which is required to be insured against under this Lease, or (iii) which would normally be covered by the standard form of "all risk-extended coverage" casualty insurance, without regard to the negligence or willful misconduct of the entity so released. Landlord and Tenant shall each obtain from their respective insurers under all policies of fire, theft, and other property insurance maintained by either of them at any time during the Term insuring or covering the Project or any portion thereof of its contents therein, a waiver of all rights of subrogation which the insurer of one party might otherwise, if at all, have against the other party, and Landlord and Tenant shall each indemnify the other against any loss or expense, including reasonable attorneys' fees, resulting from the failure to obtain such waiver.

       12.    SERVICES AND UTILITIES.

              (a) Landlord shall provide the maintenance and repairs described in paragraph 7(a), except for damage occasioned by the act of Tenant, which damage shall be repaired by Landlord at Tenant's expense.

              (b) Subject to the provisions elsewhere herein contained and to the rules and regulations of the Building, Landlord agrees to furnish to the premises during ordinary business hours of generally recognized business days, to be determined by Landlord (but exclusive, in any event, of Saturdays, Sundays and legal holidays), water and electricity suitable for the intended use of the Premises, heat and air conditioning required in Landlord's judgment for the comfortable use and occupation of the Premises, janitorial services during the times and in the manner that such services are, in landlord's judgment, customarily furnished in comparable office buildings in the immediate market area, and elevator service (if the Building has an elevator) which shall mean service either by non-attended automatic elevators or elevators with attendants, or both, at the option of the Landlord. Notwithstanding the above, except in the case of emergencies, utilities to the Building shall be provided every day. At Tenant's request, Landlord shall provide additional or after hours heating or air conditioning and Tenant shall pay to Landlord a reasonable charge for such services as determined by Landlord (not to exceed Landlord's actual costs, which costs do not include depreciation). Tenant agrees at all times to cooperate fully with Landlord and to abide by all the regulations and requirements which Landlord may prescribe for the proper functioning and protection of the heating, ventilating and air conditioning system. Wherever heat generating machines, excess lighting or equipment are used in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install supplementary air conditioning units in the Premises, and the cost thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord. To the extent Tenant requires water, electricity, heat, air conditioning or other services in portions of the Premises which are not metered separately from other tenants of the Project and in amounts in excess of amounts delivered to such other tenants of the Project as reasonably determined by Landlord, Tenant shall pay to Landlord a reasonable charge for such excess amounts as determined by Landlord. Landlord shall make available to Tenant reasonable documentation supporting its charges for such excess services.

              (c) Tenant will not without the written consent of Landlord, which consent shall not be unreasonably withheld or delayed, use any apparatus or device in the Premises which, when used, puts an excessive load on the Building or its structure or systems, including, without limitation, electronic data processing machines, punch card machines and machines using excess lighting or voltage in excess of the amount for which the Building is designed, which will in any way materially increase the amount of gas, electricity or water usually furnished or supplied for use of the Premises as general office space; nor connect with electric current, except through existing electrical outlets in the Premises, or water pipes or gas outlets, any apparatus or device for the purposes of using gas, electrical current or water. If Tenant shall require water or electrical current or any other resource in excess of that usually furnished or supplied for use of the Premises as general office space, Tenant shall first obtain the consent of Landlord, which Landlord may refuse, to the use thereof, and Landlord may cause a special meter to be installed in the Premises so as to measure the amount of water, electric current or other resource consumed for any such other use. The cost of any such meters and of installation, maintenance an repair thereof shall be paid for by Tenant, and Tenant agrees to pay Landlord promptly upon demand by Landlord for all such water, electric current or other resource consumed, as shown by said meters, at the rates charged by the local public utility, furnishing the same, plus any additional expense incurred in keeping account of the water, electric current or other resource so consumed.

              (d) Landlord shall not be in default hereunder, nor be deemed to have evicted Tenant, nor be liable for any damages directly or indirectly resulting from, nor shall the rental herein reserved be abated by reason of (i) the installation, use or interruption of use of any equipment in connection with the foregoing utilities and services; (ii) failure to furnish or delay in furnishing any services to be provided by Landlord when such failure or delay is caused by Force Majeure, or by the making of repairs or improvements to the Premises or to the Building (unless such failure or delay is caused by Landlord's negligence or willful misconduct); or (iii) the limitation, curtailment, rationing or restriction on use of water, electricity, gas or any other form of energy, or any other service or utility whatsoever serving the Premises, the Building or the Project. Furthermore, Landlord shall be entitled to cooperate with the mandatory requirements of national, state or local governmental agencies or Utilities suppliers in connection with reducing energy or other resources consumption. If the Premises become unsuitable for Tenant's use as a consequence of cessation of gas and electric utilities or other services provided to the Premises resulting from a casualty covered by Landlord's insurance, then Tenant's Base Rent and Additional Charges shall abate during the period of time in which Tenant cannot occupy the Premises for Tenant's use, but only to the extent of rental abatement insurance proceeds received by Landlord. Landlord shall use reasonable diligence to make such repairs as may be required to lines, cables, wires, pipes equipment or machinery within the Project to provide restoration of the services Landlord is responsible for providing under this Paragraph 12 and, where the cessation or interruption of such services has occurred due to circumstances or conditions beyond Project boundaries, to cause the same to be restored, by diligent application or request to the provider thereof. In no event shall any mortgagee or beneficiary under any mortgage or deed of trust on all or any portion of the Project, the Building, or the land on which all or any portion of the Project is located (any such mortgagee or beneficiary, a "Mortgagee") be or become liable for any default of Landlord under this Paragraph 12.

       13. TENANT'S CERTIFICATES. Tenant, at any time and from time to time, within ten (10) days from receipt of written notice from Landlord, will execute, acknowledge and deliver to Landlord and, at Landlord's request, to any prospective tenant, purchaser, ground or underlying lessor or Mortgagee or any other party acquiring an interest in Landlord, a certificate of Tenant substantially in the form attached as EXHIBIT "D" and also containing any other information that may reasonably be required by any of such persons. It is intended that any such certificate of Tenant delivered pursuant to this Paragraph 13 may be relied upon by Landlord and any prospective tenant, purchaser, ground or underlying lessor or Mortgagee, or such other party. If requested by Tenant, Landlord shall provide Tenant with a similar certificate.

       14. HOLDING OVER. If Tenant (directly or through any successor-in-interest of Tenant) remains in possession of any or all of the Premises after the expiration or termination of this Lease with the consent of Landlord, such continued possession shall be construed to be a tenancy from month to month at one hundred twenty-five percent (125 %) of the Monthly Base Rent herein specified (and shall be increased in accordance with Paragraph 4(b) [Adjustments in Base Rent]), together with an amount estimated by Landlord for the monthly Additional Charges payable under this Lease, and shall otherwise be on the terms and conditions herein specified so far-as applicable. If Tenant (directly or through any successor-in-interest of Tenant) remains in possession of all or any portion of the Premises after the expiration or termination of this Lease without the consent of Landlord, Tenant's continued possession shall be on the basis of a tenancy at the sufferance of Landlord. In such event, Tenant shall continue to comply with or perform all the terms and obligations of Tenant under this Lease, except that the Monthly Base Rent during Tenant's holding over shall be the greater of the then-fair market rent for the Premises (as reasonably determined by Landlord) or one hundred fifty percent (150%) of the Monthly Base Rent and Additional Charges payable in the last full month prior to the termination hereof (and shall be increased in accordance with Paragraph 4(b)
[Adjustments in Base Rent]). In addition to Rent, Tenant shall pay Landlord for all damages proximately caused by reason of the Tenant's retention of possession. Landlord's acceptance of Rent after the termination of this Lease shall not constitute a renewal of this Lease, and nothing contained in this provision shall be deemed to waive Landlord's right of reentry or any other right hereunder or at law. Tenant acknowledges that, in Landlord's marketing and re-leasing efforts for the Premises, Landlord is relying on Tenant's vacation of the Premises on the Expiration Date. Accordingly, Tenant shall indemnify, defend and hold Landlord harmless from and against all claims, liabilities, losses, costs, expenses and damages arising or resulting directly or indirectly from Tenant's failure to timely surrender the Premises, including (i) any loss, cost or damages suffered by any prospective tenant of all or any part of the Premises, and (ii) Landlord's damages as a result of such prospective tenant rescinding or refusing to enter into the prospective lease of all or any portion of the Premises by reason of such failure of Tenant to timely surrender the Premises.

       15.    SUBORDINATION.

              (a) Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to: (i) the Encumbrances and all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building or the land upon which the Building is situated or both; (ii) any CC&R's, currently in effect or that Landlord may enter into in the future, that affect the Building or the Common Areas; and
(iii) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Building, land, ground leases or underlying leases, or Landlord's interest or estate in any of said items, is specified as security. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord at the option of such successor in interest. Notwithstanding anything to the contrary contained herein (but subject to subparagraph 15(b) below), this Lease shall not be subject or subordinate to any ground or underlying lease or to any lien, mortgage, deed of trust or other security interest affecting the Premises, unless the ground lessor, lender or other holder of the interest to which this lease would be subordinated executes a reasonable recognition and non-disturbance agreement which provides that Tenant shall be entitled to continue in possession of the Premises on the terms and conditions of this Lease if and for so long as Tenant fully performs all of its obligations hereunder. Tenant covenants and agrees to execute and deliver upon demand by Landlord and in the form requested by Landlord and reasonably acceptable to Tenant (Tenant has approved the form of the subordination, non-disturbance and attornment agreement attached as EXHIBIT F), any customary additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or the lien of any such. mortgage or deed of trust. Tenant shall execute, deliver and record any such documents within twenty (20) days after Landlord's written request.

              (b) Notwithstanding the provisions of subparagraph 15(a) above to the contrary, specifically with regard to the Ground Lease (as defined in EXHIBIT E), this Lease shall be subject to and subordinate to the terms, covenants and conditions of the Ground Lease and the rights of the Lessor (as defined in the Ground Lease), without the requirement that the Lessor enter into a separate recognition and non-disturbance agreement as contemplated by subparagraph 15(a), provided that Landlord and Tenant agree to the following conditions as required by Article 25 of the Ground Lease:

                     (1) Upon any termination or surrender of the Ground Lease, this Lease shall continue in full force and effect and the Tenant (defined as "sublessee" in the Ground Lease) shall attorn to, or, at the option of Lessor (as defined in the Ground Lease), enter into a direct lease on identical terms (i.e. the terms of this Lease) with, Lessor;

                     (2) Lessor shall not be bound by any prepayment of rent hereunder; and

                     (3) Tenant and Landlord agree that this Lease is an arm's length transaction between Landlord (defined as "Lessee" in the Ground Lease) and Tenant (defined as "the subtenant" in the Ground Lease), and that Tenant is not an Affiliate (as defined in the Ground Lease) of Landlord.

       16. RULES AND REGULATIONS. Tenant shall faithfully observe and comply with the rules and regulations attached to this Lease as EXHIBIT "C" and all reasonable modifications thereof and additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible for the nonperformance by any other Tenant or occupant of the Building or the Project of any said rules and regulations. In the event of an express and direct conflict between the terms, covenants, agreements and conditions of this Lease and those set forth in the rules and regulations, as modified and amended from time to time by Landlord, this Lease shall control.

       17. RE-ENTRY BY LANDLORD. Landlord reserves and shall at all reasonable times, upon reasonable prior notice (except in the case of an emergency), and subject to Tenant's reasonable security precautions and the right of Tenant to accompany Landlord at all times, have the right to re-enter the Premises to inspect the same, to supply janitor service and any other service to be provided by Landlord to Tenant hereunder (unless Tenant is supplying such service), to show the Premises to prospective purchasers, Mortgagees or tenants (as to prospective tenants, only during the last twelve
(12) months of the Lease Term), to post notices of nonresponsibility or as otherwise required or allowed by this Lease or by law, and to alter, improve or repair the Premises and any portion of the Building and may for that purpose erect, use, and maintain scaffolding, pipes, conduits, and other necessary structures in and through the Premises where reasonably required by the character of the work to be performed. Landlord shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance or other damage arising from Landlord's entry and acts pursuant to this Paragraph and Tenant shall not be entitled to an abatement or reduction of Base Rent or Additional Charges if Landlord exercises any rights reserved in this paragraph. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby, except for Landlord's negligence or willful misconduct. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to un-lock all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes, or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises, and any entry to the Premises, or portion thereof obtained by Landlord by any of said means, or otherwise, shall not under any emergency circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portions thereof. Landlord shall use best efforts during re-entry to not unreasonably interfere with Tenant's use of the Premises or its business conducted therein.

       18. INSOLVENCY OR BANKRUPTCY. The appointment of a receiver to take possession of all or substantially all of the assets of Tenant, or an assignment of Tenant for the benefit of creditors, or any action taken or suffered by Tenant under any insolvency, bankruptcy, reorganization or other debtor relief proceedings, whether now existing or hereafter amended or enacted, shall at Landlord's option constitute a breach of this Lease by Tenant unless a petition in bankruptcy, or receiver attachment, or other remedy pursued by a third party is discharged within sixty (60) days. Upon the happening of any such event or at any time thereafter, this Lease shall terminate five (5) days after written notice of termination from Landlord to Tenant. In no event shall this Lease be assigned or assignable by operation of law or by voluntary or involuntary bankruptcy proceedings or otherwise and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency, reorganization or other debtor relief proceedings.

       19.    DEFAULT.

              (a) The failure to perform or honor any covenant, condition or representation made under this Lease shall constitute a "default" hereunder by Tenant upon expiration of the appropriate grace or cure period hereinafter provided. Tenant shall have a period of three (3) days from the date of written notice from Landlord (which notice shall be in lieu of and not in addition to the notice required by Section 1161 of the California Code of Civil Procedure) within which to cure any failure to pay Base Rent or Additional Charges; provided, however, that Landlord shall not be required to provide such notice more than four times during any two (2) year period during the Term with respect to non-payment of Base Rein or Additional Charges, the third such non-payment constituting default without requirement of notice. Tenant shall have/a period of thirty (30) days from the date of written notice from Landlord within which to cure any other curable failure to perform any obligation under this Lease; provided, however, that with respect to any curable failure to perform other than the payment of Base Rent or Additional Charges that cannot reasonably be cured within thirty (30) days, the cure period shall be extended if Tenant commences to cure within thirty (30) days from Landlord's notice and continues to prosecute diligently the curing thereof. Notwithstanding the foregoing, (i) if a different cure period is specified elsewhere in this Lease or the Work Letter with respect to any specific obligation of Tenant, such specific cure period shall apply with respect to a failure of such obligation; and (ii) the foregoing cure rights shall not extend the specified time for compliance with any required delivery, approval or performance obligation of Tenant under the Work Letter. Upon a default of this Lease by Tenant, Landlord shall have the following rights and remedies in addition to any other rights or remedies available to Landlord at law or in equity:

                     (1) The rights and remedies provided by California Civil Code, Section 1951.2, including but not limited to, recovery of the worth at the time of award of the amount by which the unpaid Base Rent and Additional Charges for the balance of the Term after the time of award exceeds the amount of rental loss for the same period that the Tenant proves could be reasonably avoided, as computed pursuant to subsection (b) of said Section 1951.2;

                     (2) The rights and remedies provided by, California Civil Code, Section 1951.4, that allows Landlord to continue this Lease in effect and to enforce all of its rights and remedies under this Lease, including the right to recover Base Rent and Additional Charges as they become due, for so long as Landlord does not terminate Tenant's right to possession; provided, however, if Landlord elects to exercise its remedies described in this Paragraph 19(a)(ii) and Landlord does not terminate this Lease, and if Tenant requests Landlord's consent to an assignment of this Lease or a sublease of the Premises at such time as Tenant is in default, Landlord shall not unreasonably withhold its consent to such assignment or sublease. Acts of maintenance or preservation, efforts to relet the Premises or the appointment of a receiver upon Landlord's initiative to protect its interest under this Lease shall not constitute a termination of Tenant's rights to possession;

                     (3) The right to terminate this Lease by giving notice to Tenant in accordance with applicable law;

                     (4) If Landlord elects to terminate this Lease, the right and power to enter the Premises and remove therefrom all persons and property and, to store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, and to sell such property and apply such proceeds therefrom pursuant to applicable California law.

              (b) Landlord shall have a period of thirty (30) days from the date of written notice from Tenant within which to cure any default by Landlord under this Lease; provided, however, that with respect to any default that cannot reasonably be cured within thirty (30) days, the default shall not be deemed to be uncured if Landlord commences to cure within thirty'(30) days from Tenant's notice and continues to prosecute diligently the curing thereof. Tenant agrees to give any Mortgagee, by registered or certified mail, a copy of any Notice of Default served upon the Landlord, provided that prior to such notice Tenant has been notified in writing, (by way of Notice of Assignment of Rents and Leases, or otherwise) of the address of such Mortgagee. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagee shall have an additional thirty (30) days (provided that Tenant notifies Mortgagee concurrently with Tenant's notice to Landlord at the beginning of Landlord's thirty (30) day period; otherwise Mortgagee shall have sixty days from the date on which it is noticed) within which to cure such default or if such default cannot be cured within that time, then the cure period shall be extended for such additional time as may be necessary to cure such default shall be granted if within such applicable period Mortgagee has commenced and continues to prosecute diligently the cure of such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure).

       20. DAMAGE BY FIRE, ETC. If the Premises or the Building are damaged by fire or other casualty, Landlord shall forthwith repair the same, provided that such repairs can be made within one hundred eighty (180) days after the date of such damage under the laws and regulations of the federal, state and local governmental authorities having jurisdiction thereof. In such event, this Lease shall remain in full force and effect except that Tenant shall be entitled to a proportionate reduction of Base Rent and Additional Charges while such repairs to be made hereunder by Landlord are being made. Such reduction of rent, if any, shall be based upon the greater of (i) the proportion that the area of the Premises rendered untenantable by such damage bears to the total area of the Premises; or (ii) the extent to which such damage and the making of such repairs by Landlord shall interfere with the business carried on by Tenant in the Premises, where clause (ii) is limited to the extent of rental abatement insurance allowed by Landlord's casualty insurance policy. Within twenty (20) days after the date of such damage, Landlord shall notify Tenant whether or not in Landlord's reasonable opinion such repairs can be made within one hundred eighty (180) days after the date of such damage and Landlord's determination thereof shall be binding on Tenant. If such repairs cannot be made within one hundred eighty (180) days from the date of such damage, Landlord shall have the option within thirty (30) days after the date of such damage either to: (i) notify Tenant of Landlord's intention to repair such damage and diligently prosecute such repairs, in which event this Lease shall continue in full force and effect and the Base Rent and Additional Charges shall be reduced as provided herein; or (ii) notify Tenant of Landlord's election to terminate this Lease as of a date specified in such notice, which date shall not be less than thirty
(30) days nor more than sixty (60) days after notice is given. In the event that such notice to terminate is given by Landlord,this Lease shall terminate on the date specified in such notice. In the event that Landlord notifies Tenant that restoration or repair of the Premises will take more than one hundred and eighty days (180) days, Tenant shall have a right to terminate the Lease within fifteen
(15) days following receipt of Landlord's notice, by providing Landlord with written notice of its election to do so in such event (and also in the event Landlord terminates the lease pursuant to the immediately preceding sentence), Tenant shall have no liability for payment of the deductible under Landlord's insurance relating to such damage. In case of termination by either event, the Base Rent and Additional Charges shall be reduced by a proportionate amount based upon the extent to which such damage interfered with the business carried on by Tenant in the Premises, and Tenant shall pay such reduced Base Rent and Additional Charges up to the date of termination. Landlord agrees to refund to Tenant any Base Rent and Additional Charges previously paid for any period of time subsequent to such date of termination. The repairs to be made hereunder by Landlord shall not include, and Landlord shall not be required to repair, any damage by fire or other cause to the property of Tenant or any repairs or replacements of any paneling, decorations, railings, floor coverings or any alterations, additions, fixtures or improvements installed on the Premises by or at the expense of Tenant (excluding the initial Tenant Improvements constructed by Landlord). Tenant hereby waives the provisions of Section 1932.2, and Section 1933.4, of the Civil Code of California. Notwithstanding anything contained herein to the contrary, if a Major Casualty occurs with respect to any portion of the Building, and the net insurance proceeds obtained as a result of such casualty are ninety percent (90%) or a lesser percentage of the cost of restoration, rebuilding or replacement, then Landlord shall not be obligated to undertake such restoration, rebuilding or replacement unlss Landlord elects to do so in writing. For the purpose of this Lease, a "Major Casualty" shall mean a casualty that renders unusable twenty percent (20%) or more of the Net Rentable Area of the Building or which materially adversely affects the use of such Building.

       21. EMINENT DOMAIN. If any part over 15 % of the Premises shall be taken or appropriated under the power of eminent domain or conveyed in lieu thereof, Tenant shall have the right to terminate this Lease at its option. If any part of the Building shall be taken or appropriated under power of eminent domain or conveyed in lieu thereof and such taking is so extensive that it renders the remaining portion of the Building unsuitable for the use being made of the Building on the date immediately preceding such taking, Landlord may terminate this Lease at its option. In either of such events, Landlord shall receive (and Tenant shall assign to Landlord upon demand from Landlord) any income, rent, award or any interest therein which may be paid in connection with the exercise of such power of eminent domain, and Tenant shall have no claim against Landlord for any part of sum paid by virtue of such proceedings, whether or not attributable to the value of the unexpired term of this Lease except that Tenant shall be entitled to petition the condemning authority for the following
- (i) the then unamortized cost of any Alterations or tenant improvements paid for by Tenant from its own funds (as opposed to any allowance provided by Landlord); (ii) the value of Tenant's trade fixtures; (iii) Tenant's relocation costs; (iv) Tenant's goodwill, loss of business and business interruption; and
(v) one-half of the amount which is the lesser of (a) the bonus value of this lease, or (b) the amount of the award in excess of the sum of amounts payable to Landlord's ground lessor (if any) and any holder of a mortgage or other third party lien encumbering Landlord's ground lease estate or fee simple ownership in the Property. If a part of the Premises shall be so taken or appropriated or conveyed and neither party hereto shall elect to terminate this Lease and the Premises have been damaged as a consequence of such partial taking or appropriation or conveyance, Landlord shall restore the Premises continuing under this Lease at Landlord's cost and expense; provided, however, that Landlord shall not be required to repair or restore any injury or damage to the property of Tenant or to make any repairs or restoration of any Alterations installed on the Premises by or at the expense of Tenant. Thereafter, the Base Rent and Additional Charges to be paid under this Lease for the remainder of the Term shall be proportionately reduced, such that thereafter the amounts to be paid by Tenant shall be in the ratio that they are of the portion of the Premises not so taken bears to the total area of the Premises prior to such taking. Notwithstanding anything to the contrary contained in this Paragraph 21, if the temporary use or occupancy of any part of the Premises shall be taken or appropriated under power of eminent domain during the Term, this Lease shall be and remain unaffected by such taking or appropriation and Tenant shall continue to pay in full all Base Rent and Additional Charges payable hereunder by Tenant during the Term; in the event of any such temporary appropriation or taking, Tenant shall be entitled to receive that portion of any award which represents compensation for the use of or occupancy of the Premises during the Term, and Landlord shall be entitled to receive that portion of any award which represents the cost of restoration of the Premises and the use and occupancy of the Premises after the end of the Tenn. If such temporary taking is for a period longer than two hundred and seventy (270) days and unreasonably interferes with Tenant's use of the Premises or the Project Common Areas, then, Tenant shall have the right to terminate the Lease. Landlord and Tenant understand and agree that the provisions of this Paragraph 21 are intended to govern fully the rights and obligations of the parties in the event of a Taking of all or any portion of the Premises. Accordingly, the parties each hereby waives any right to terminate this Lease in whole or in part under Sections 1265.120 and 1265.130 of the California Code of Civil Procedure or under any similar Law now or hereafter in effect.

       22. SALE BY LANDLORD. If Landlord sells or otherwise conveys its interest in the Premises, Landlord shall be relieved of its obligations under the Lease from and after the date of sale or conveyance (including the obligations of Landlord under Section 39), only when Landlord transfers any security deposit of Tenant to its successor and the successor assumes in writing the obligations to be performed by Landlord on and after the effective date of the transfer (including the obligations of Landlord under Section 39), whereupon Tenant shall attorn to such successor.

       23. RIGHT OF LANDLORD TO PERFORM. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of Base Rent or Additional Charges. If Tenant shall default in the payment of any sum of money, other than Base Rent or Additional Charges, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for the applicable cure period provided in Paragraph 19 (except in the event of emergency, when no cure period shall be required), Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such act on Tenant's part to be made or performed as provided in this Lease. All sums so paid by Landlord and all necessary incidental costs together with interest thereon at the Default Rate, from the date of such payment by Landlord shall be payable as Additional Charges to Landlord on demand.

       24.    SURRENDER OF PREMISES.

              (a) At the end of the Term or any renewal thereof or other sooner termination of this Lease, Tenant will peaceably deliver to Landlord possession of the Premises, together with all improvements or additions upon or belonging to Landlord, by whomsoever made, in the same condition as received, or first installed, subject to the terms of Paragraphs 39 & 21 and the rights and obligation of Tenant concerning casualty damage pursuant to Paragraph 20, damage by fire, earthquake, Act of God, ordinary wear and tear, Hazardous Substances (other than those for which Tenant is indemnifying Landlord pursuant to Paragraph 39) or the elements alone excepted. Tenant may, upon the termination of this Lease, remove all movable furniture and equipment belonging to Tenant, at Tenant's sole cost, provided that Tenant repairs any damage caused by such removal. Property not so removed shall be deemed abandoned by Tenant, and title to the same shall thereupon pass to Landlord. Upon request by Landlord, and unless otherwise agreed to in writing by Landlord, Tenant shall remove, at Tenant's sole cost, any or all Alterations to the Premises installed by or at the expense of Tenant and all movable furniture and equipment belonging to Tenant which may be left by Tenant and repair any damage resulting from such removal.

              (b) The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

       25. WAIVER. If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein. Furthermore, the acceptance of Base Rent or Additional Charges by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord's knowledge of such preceding breach at the time Landlord accepted such Base Rent or Additional Charges. Failure by Landlord to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or to decrease the right of Landlord to insist thereafter upon strict performance by Tenant. Waiver by Landlord of any term, covenant or condition contained in this Lease may only be made by a written document signed by Landlord.

       26. NOTICES. Except as otherwise expressly provided in this Lease, any bills, statements, notices, demands, requests or other communications given or required to be given under this Lease shall be effective only if rendered or given in writing, sent by certified mail, return receipt requested, reputable overnight carrier, or delivered personally, (i) to Tenant (A) at Tenant's address set forth in the Basic Lease Information, if sent prior to Tenant's taking possession of the Premises, or (B) at the Premises if sent subsequent to Tenant's taking possession of the Premises, or (C) at any place where Tenant may be found if sent subsequent to Tenant's vacating, deserting, abandoning or surrendering the Premises; or (ii) to Landlord at Landlord's address set forth in the Basic Lease Information; or (iii) to such other address as either Landlord or Tenant may designate as its new address for such purpose by notice given to the other in accordance with the provisions of this Paragraph 26. Any such bill, statement, notice, demand, request or other communication shall be deemed to have been rendered or given on the date the return receipt indicates delivery of or refusal of delivery if sent by certified mail, the day upon which recipient accepts and signs for delivery from a reputable overnight carrier, or on the date a reputable overnight carrier indicates refusal of delivery, or upon the date personal delivery is made. If Tenant is notified in writing of the identity and address of any Mortgagee or ground or underlying lessor, Tenant shall give to such Mortgagee or ground or underlying lessor notice of any default by Landlord under the terms of this Lease in writing sent by registered or certified mail, and such Mortgagee or ground or underlying lessor shall be given the opportunity to cure such default (as defined in Paragraph 19(b)) prior to Tenant exercising any remedy available to it.

       27. TAXES PAYABLE BY TENANT. At least ten (10) days prior to delinquency Tenant shall pay all taxes levied or assessed upon Tenant's equipment, furniture, fixtures and other personal property located in or about the Premises. If the assessed value of Landlord's property is increased by the inclusion therein of a value placed upon Tenant's equipment, furniture, fixtures or other personal property, Tenant shall pay to Landlord, upon written demand, the taxes so levied against Landlord, or the proportion thereof resulting from said increase in assessment.

       28. ABANDONMENT. Tenant shall not abandon the Premises and cease performing its financial and maintenance obligations under this Lease at any time during the Term, and if Tenant shall abandon and cease performing its financial and maintenance obligations under this Lease, or surrender the Premises or be dispossessed by process of law, or otherwise, any personal property belonging to Tenant and left on the Premises shall, at the option of Landlord, be deemed to be abandoned and title thereto shall thereupon pass to Landlord. Notwithstanding anything to contrary contained herein, Tenant shall not be allowed to vacate the Premises if such would result in a termination of Landlord's insurance. Upon Tenant's request, Landlord will ask its insurer if such vacation of the Premises would result in termination of its current insurance policy. For purposes of this Paragraph 28, the Tenant shall not be deemed to have abandoned the Premises solely because the Tenant is not occupying the Premises.

       29. SUCCESSORS AND ASSIGNS. Subject to the provisions of Paragraph 9, the terms, covenants and conditions contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective legal and personal representatives, successors and assigns.

       30. ATTORNEY'S FEES. If Tenant or Landlord brings any action for any relief against the other, declaratory or otherwise, arising out of this Lease, including any suit by Landlord for the recovery of Base Rent or Additional Charges or possession of the Premises, the losing party shall pay to the prevailing party a reasonable sum for attorney's fees, which shall be deemed to have accrued on the commencement of such action and shall be paid whether or not the action is prosecuted to judgment.

       31. LIGHT AND AIR. Tenant covenants and agrees that no diminution of light, air or view by any structure which may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of rent under this Lease, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant's obligations hereunder.

       32.    SECURITY DEPOSIT.

              (a) LETTER OF CREDIT. Concurrently with Tenant's execution of this Lease, Tenant shall deliver to Landlord an unconditional, irrevocable, transferable letter of credit, in an amount equal to Six Hundred and Fifty Thousand Dollars ($650,000) issued by a financial institution acceptable to Landlord in the form attached hereto as Exhibit G", with an original term of no less than one year and automatic extensions through the end of the Term of this Lease and sixty (60) days thereafter (the "Letter of Credit"). The Letter of Credit shall be increased in an amount equal to fifty percent (50%) of any Additional Allowance utilized by Tenant within three (3) business days after [approval of the cost estimate for the Tenant Improvements pursuant to Paragraph 5 of the Work Letter]. Tenant shall keep the Letter of Credit, at its expense, in full force and effect until the sixtieth (60th) day after the Expiration Date or other termination of this Lease, to insure the faithful performance by Tenant of all of the covenants, terms and conditions of this Lease, including, without limitation, Tenant's obligations to repair, replace or maintain the Premises and Tenant's obligations under the Work Letter; provided, however, at any time during the term that Landlord holds cash as a security deposit hereunder in the amount of the Letter of Credit, Tenant shall not be in default hereunder for failing to maintain the Letter of Credit. The Letter of Credit shall provide sixty (60) days' prior written notice to Landlord of cancellation or material change thereof, and shall further provide that, in the event of any nonextension of the Letter of Credit at least thirty (30) days prior to its expiration, the entire face amount shall automatically be paid to Landlord, and Landlord shall hold the funds so obtained as the security deposit required under this Lease. If for any reason such automatic payment does not occur in the event of a nonextension at least thirty (30) days prior to expiration, Landlord shall be entitled to present its written demand for payment o the entire face amount of the Letter of Credit, and the funds paid to Landlord in respect of such demand shall be held as provided above. Any unused portion of the funds so obtained by Landlord shall be returned to Tenant upon replacement of the Letter of Credit or deposit of cash security in the full amount required as the face amount of the Letter of Credit hereunder. If Landlord uses any portion of the Letter of Credit, or the cash security deposit resulting from a draw on the Letter of Credit, to cure any default by Tenant hereunder, Tenant shall replenish the security deposit to the original amount within ten (10) days of notice from Landlord. Tenant's failure to do so shall become be a material breach of this Lease. Landlord shall keep any cash security funds separate from its general funds, and shall invest such cash security at Tenant's reasonable direction, and any interest actually earned by Landlord on such cash security shall be paid to Tenant quarterly. If an event of default occurs under this Lease or the Work Letter (including, without limitation, any default by Tenant with respect to its payment and performance obligations under the Work Letter), or if Tenant is the subject of an Insolvency Proceeding, Landlord may present its written demand for payment of the entire face amount of the Letter of Credit and the funds so obtained shall become due and payable to Landlord. Landlord may retain such funds to the extent required to compensate Landlord for damages incurred, or to reimburse Landlord as provided herein, in connection with any such default, and any remaining funds shall be held as a cash security deposit. Without limiting the foregoing, in the event of a default in Tenant's obligations to complete or pay for the Tenant Improvements in accordance with the Work Letter, Landlord may use the security deposit to complete and/or pay for the Tenant Improvements to the extent of Tenant's obligations as contemplated by the Work Letter. Landlord shall pay the costs of such Letter of Credit to the extent that they do not exceed one percent (1%) of the face value of the Letter of Credit.

              (b) ANNUAL REDUCTION OF LETTER OF CREDIT. The face amount of the Letter of Credit may be reduced on the third through seventh anniversaries of the Rent Commencement Date in the amount of one-fourth (1/4th) of the initial balance, so long as (i) Tenant is not in default (and no event has occurred which, with the passage of time or giving of notice or both, would constitute a default under the Lease on such anniversary date, and (ii) Landlord has not delivered a notice of Tenant's failure to perform any of its monetary obligations hereunder during the previous six months, regardless of whether such failure was cured by Tenant within any applicable grace or cure period; provided, however, that any such notice of failure to perform relating to a non-monetary failure to perform which was disputed, in good faith, by Tenant and ultimately determined (by agreement of the parties, arbitration or judicial action) not to be a violation of this Lease shall not be considered for purposes of determining whether such condition has been met.

              (c) RETURN OF LETTER OF CREDIT. The Letter of Credit shall be returned to, at any time after the third anniversary of the Rent Commencement Date when Tenant can establish to Landlord's reasonable satisfaction that as of the end of any fiscal year of Tenant following the third anniversary of the Rent Commencement Date, Tenant has (i) annual net income in excess of Twenty Million Dollars ($20,000,000) for the previous two consecutive years, (ii) shareholder equity in excess of One Hundred Million Dollars ($100,000,000), and (iii) cash and cash equivalents in excess of Twenty-five Million Dollars ($25,000,000), all as determined in accordance with GAAP and as reflected on certified, audited financial statements.

              (d) CONVERSION OF DEPOSIT TO LOAN. Landlord and Tenant acknowledge and agree that, if Tenant defaults under this Lease and Landlord elects to pursue its remedies under California Civil Code Section 1951.2 or under this Lease to terminate this Lease (any such event, a "Landlord Action"),
(i) Landlord will incur certain damages, costs and expenses, including, without limitation, marketing costs, commissions, relocation costs, tenant improvement costs, and carrying costs in connection with releasing the Premises, in addition to the other damages, costs and expenses Landlord may incur as a result of such default and/or other defaults under this Lease (all of the foregoing collectively, "Default Damages"); (ii) Landlord has no assurance of a source of funds to cover such Default Damages other than the proceeds of the Letter of Credit (or cash collateral); and (iii) the proceeds of the Letter of Credit (or cash collateral) should be available to Landlord to apply to Default Damages, even if the amount thereof exceeds that amount to which Landlord is ultimately determined to be entitled under this Lease and pursuant to applicable law. Accordingly, at Landlord's sole election, Landlord shall be entitled to draw the full amount of the Letter of Credit (or the full amount of cash collateral shall be released to Landlord) which is then existing (after any previous application of funds by Landlord and/or replenishment by Tenant pursuant to Paragraph 32(a) above), simultaneously with commencement of a Landlord Action or at any time thereafter. All proceeds thereof in excess of amounts applied (pursuant to Paragraph 32(a)) to Default Damages incurred by Landlord prior to commencement of the Landlord Action shall be deemed a loan from Tenant to Landlord (the *Default Loan"). The Default Loan shall be unsecured and shall not bear interest, and repayment thereof shall be limited to the terms and conditions set forth in this paragraph. Any sums to which Landlord from time to time becomes entitled hereunder and pursuant to law as a result of Tenant's default and any previous defaults of the Lease, to which the Letter of Credit (or cash collateral) has not previously been applied pursuant to Paragraph 32(a), shall be offset against the principal balance of the Loan. The amount of the Default Loan remaining, if any, after such offset shall be referred to herein as the "Excess Amount" The Excess Amount shall be payable by Landlord to Tenant from, and only from, first any proceeds from the Letter of Credit (or cash collateral) which have not been applied to Default Damages incurred by Landlord after the same are finally determined (the "Remaining Proceeds"), and then Excess Rent. The Remaining Proceeds shall be paid by Landlord to Tenant promptly upon final determination after the entire Premises are leased to a third party or parties. If Tenant disputes the amount of Remaining Proceeds paid by Landlord, Tenant may submit such dispute to arbitration in accordance with Paragraph 40 [Arbitration of Disputes] of this Lease. "Excess Rent" shall mean the amount by which (x) rent received by Landlord (from the tenant or tenants leasing all or any portion of the Premises after Tenant's default) in any month exceeds (y) the amount of rent that would have been payable under this Lease for such month if this Lease had not been terminated. Landlord shall pay Tenant one-half of the Excess Rent until the earlier of (A) the date the Excess Amount is fully repaid or (B) the date that would have been the Expiration Date (excluding any Renewal Term) of this Lease. Any remaining balance of the Default Loan on such date shall be deemed forgiven. If the Default Loan is insufficient to cover all Default Damages, Tenant shall pay Landlord any SUCH shortfall immediately upon demand by Landlord, and Landlord shall have all rights and remedies available at law or elsewhere in the Lease with respect to such shortfall.

       33. CORPORATE AUTHORITY; FINANCIAL INFORMATION. If Tenant signs as a corporation each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in California, that the corporation has full right and authority to enter into this Lease, and that each and both of the persons signing on behalf of the corporation were authorized to do so. Upon Landlord's request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing covenants and warranties. Tenant hereby further covenants and warrants to Landlord that all financial information and other descriptive information regarding Tenant's business, which has been or shall be furnished to Landlord, is to Tenant's best knowledge accurate and complete at the time of delivery to Landlord.

       34. PARKING. Tenant shall have the right to use the Building's parking spaces in common with other tenants or occupants of the Building, if any, subject to the Encumbrances and the rules and regulations of Landlord for such parking facilities which may be established or altered by Landlord at any time or from time to time during the term.

       35.    MISCELLANEOUS.

              (a) The term "Premises" wherever it appears herein includes and shall be deemed or taken to include (except where such meaning would be clearly repugnant to the context) the office space demised and improvements now or at any time hereafter comprising or built in the space hereby demised. The paragraph headings herein are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease. The term "Landlord" shall include Landlord and its successors and assigns. In any case where this Lease is signed by more than one person, the obligations hereunder shall be joint and several. The term "Tenant" or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators, and permitted assigns, according to the context hereof.

              (b) Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by the laws of the State of California. This Lease, together with its exhibits, contains all the agreements of the parties hereto and supersedes any previous negotiations. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument by the parties hereto.

              (c) If for any reason whatsoever any of the provisions hereof shall be unenforceable or ineffective, all of the other provisions shall be and remain in full force and effect.

              (d) Upon Tenant paying the Base Rent and Additional Charges and performing all of Tenant's obligations under this Lease, Tenant may peacefully and quietly enjoy the Premises during the Term as against all persons or entities lawfully claiming by or through Landlord; subject, however, to the provisions of this Lease.

       36. TENANT'S REMEDIES. If any default hereunder by Landlord is not cured within the applicable cure period provided in Subparagraph 19(b), Tenant's exclusive remedies shall be an action for specific performance or action for actual damages. Tenant hereby waives the benefit of any laws granting it (A) the right to perform Landlord's obligation, or (B) the right to terminate this Lease or withhold Rent on account of any Landlord default. Tenant shall look solely to Landlord's interest in the Project for the recovery of any judgment from Landlord. Landlord, or if Landlord is a partnership, its partners whether general or limited, or if Landlord is a corporation, its directors, officers or shareholders, shall never be personally liable for any such judgment. Any lien obtained to enforce such judgment and any levy of execution thereon shall be subject and subordinate to any mortgage or deed of trust (excluding any mortgage or deed of trust which was created as part of an effort to defraud creditors, i.e., a fraudulent conveyance); provided, however that any such judgement and any such levy of execution thereon shall not be subject or subordinated to any mortgage or deed of trust that shall have been created or recorded in the official records of Santa Clara County after the date of the judgement giving rise to such lien. Landlord's interest in the Project shall include any insurance proceeds received by Landlord which are not controlled by Landlord's lender and any proceeds of the Security Deposit under this Lease that are then held by Landlord.

       37. REAL ESTATE BROKERS. Each party represents that it has not had dealings with any real estate broker, finder or other person with respect to this Lease in any manner, except for any broker named in the Basic Lease Information, whose fees or commission, if earned, shall be paid as provided in the Basic Lease Information. Each party shall hold harmless the other party from all damages resulting from any claims that may be asserted against the other party by any other broker, finder or other person with whom the other party has or purportedly has dealt.

       38. LEASE EFFECTIVE DATE. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

       39. HAZARDOUS SUBSTANCE LIABILITY. Tenant has received from Landlord a copy of the following reports (the "Environmental Reports"):" Phase I and II Environmental Assessment Report, Circle Star Theater Property, 1717 Industrial Way, San Carlos, California, January 31, 1997 prepared by McLaren/Hart Environmental Engineering Corporation. Except as noted in the Environmental Reports, Landlord represents and warrants that to the best of its knowledge, the Premises and Project are presently free of asbestos, toxic waste, underground storage tanks and other Hazardous Substances in amounts exceeding legally established maximum thresholds. Additionally, except as noted in the Environmental Reports, Landlord represents that it has received no written notice of any violation or claimed violation with respect to the presence of toxic or Hazardous Substances on, in or under the Project or of any pending or contemplated investigation or other action relating thereto.

              (a) Definition of Hazardous Substances. For the purpose of this Lease, "Hazardous Substances" shall be defined, collectively, as oil, flammable explosives, asbestos, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are "hazardous substances," "hazardous wastes," "hazardous materials" or "toxic substances" under applicable environmental laws, ordinance or regulation.

              (b) TENANT INDEMNITY. Tenant releases Landlord from any liability for, waives all claims against Landlord and shall indemnify, defend and hold harmless Landlord, its employees, partners,, agents,, subsidiaries and affiliate organizations against any and all claims, suits, loss, costs (including costs of investigation, clean up, monitoring, restoration and reasonably attorney fees), damage or liability, whether foreseeable or unforeseeable, by reason of property damage (including diminution in the value of the property of Landlord), personal injury or death directly arising from or related to Hazardous Substances released, manufactured, discharged, disposed, used or stored on, in, or under the Property or Premises during the initial Term and any extensions of this Lease by Tenant or its employees, agents, sublessees, assignees or contractors. The provisions of this Tenant Indemnity regarding Hazardous Substances shall survive the termination of the Lease.

              (c) LANDLORD INDEMNITY. Landlord releases Tenant from any liability for, waives all claims against Tenant and shall indemnify, defend and hold harmless Tenant, its officers, employees, and agents to the extent of Landlord's interest in the Project, against any and all actions by any governmental agency for clean up of Hazardous Substances on or under the Property, including costs of legal proceedings, investigation, clean up, monitoring, and restoration, including reasonable attorney fees, if, and to the extent, arising from the presence of Hazardous Substances on, in or under the Property or Premises, except to the extent caused by the release, disposal, use or storage of Hazardous Substances in, on or about the Premises by Tenant, its employees, agents, sublessees, assignees, or contractors. The provisions of this Landlord Indemnity regarding Hazardous Substances shall survive the termination of the Lease.

Tenant has informed Landlord, that except for very immaterial amounts of toxic materials incidental to its office. use (e.g. copier toner), Tenant will not use and Hazardous Substances in material amounts within the Building and shall comply with any applicable laws to the extent that it does.

       40.    ARBITRATION OF DISPUTES.

              ANY CONTROVERSY OR CLAIM ARISING OUT OF THIS LEASE OR A BREACH OF THIS LEASE SOLELY BETWEEN LANDLORD AND TENANT RELATING TO A MONETARY DEFAULT IN AN AMOUNT OF LESS THAN TWENTY-FIVE THOUSAND DOLLARS ($25,000), BUT NOT INCLUDING A DEFAULT WITH RESPECT TO THE TIMELY PAYMENT OF BASE RENT AND ADDITIONAL CHARGES, SHALL BE SETTLED BY ARBITRATION BEFORE THE JUDICIAL ARBITRATION MEDIATION SERVICE (JAMS) IN ACCORDANCE WITH THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION, AND JUDGMENT ON THE AWARD RENDERED BY THE ARBITRATOR(S) MAY BE ENTERED IN ANY COURT HAVING JURISDICTION.

              NOTICE: BY INITIALLY IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

              WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.

       Consent to neutral arbitration by: /s/ XXX (Landlord): /s/ Keith Teare (Tenant).

       41. SIGNAGE. Tenant shall b lowed to use a proportional share (based on square footage) of the main lobby directory and the monument sign located at the Project's entry off of Industrial Road, as well as building standard signage at the lobby on Tenant's floor as well as Tenant's main entry door. Such signage shall be in conformity with standards provided by Landlord, and subject to approval by Landlord. All signage shall be at Tenant's expense.

       42. OPTION TO RENEW. Upon condition that (i) no event of default is continuing under this Lease at the time of exercise or at the commencement of the option term, and (ii) Tenant or its affiliate continues to physically occupy at least fifty percent (50%) of the Premises, then Tenant shall have the right to extend the Term for one (1) period of five (5) years ("Extension Term(s)") following the initial Expiration Date, by giving written notice ("Exercise Notice") to Landlord at least eighteen (18) months prior to the Expiration of the Term.

       43.    RENT DURING EXTENSION TERM. The Monthly Base Rent during the five
(5) year Extension Term shall be the greater of the Base Rent paid during the last month of the immediately preceding Term or the Fair Market Rental Value for the Premises as of the commencement of the option term, as determined below:

              (a) Within thirty (30) days after receipt of Tenant's Exercise Notice, Landlord shall notify Tenant of Landlord's estimate of the Fair Market Rental Value for the Premises, as determined below, for determining Monthly Base Rent during the ensuing Extension Term; provided, however, if Tenant's Exercise Notice is given more than eighteen (I 8) months before the Expiration Date, Landlord's estimate of Fair Market Rental Value may, but need not be given more than eighteen (18) months before the Expiration Date. Within fifteen (15) days after receipt of such notice from Landlord, Tenant shall notify Landlord in writing that it (i) agrees with such rental rate or
(ii) disagrees with such rental rate. No response shall constitute agreement. In the event that Tenant disagrees with Landlord's estimate of Fair Market Rental Value for the Premises, then the parties shall meet and endeavor to agree within fifteen (15) days after Landlord receives Tenant's notice described in the immediately preceding sentence. If the parties cannot agree upon the Fair Market Rental Value within said fifteen (15) day period, then the parties shall submit the matter to binding appraisal in accordance with the following procedure except that in any event neither party shall be obligated to start such procedure sooner than eighteen (18) months before the expiration of the Lease Term. Within fifteen (15) days of the conclusion of the period during which the two parties fail to agree (but not sooner than eighteen (18) months before the expiration of the Lease Term), the parties shall either (i) jointly appoint an appraiser for this purpose or (ii) failing this joint action, each separately designate a disinterested appraiser. No person shall be appointed or designated an appraiser unless such person has at least five (5) years experience in appraising major commercial property in San Marco County and is a member of a recognized society of real estate appraisers. If within thirty (30) days after the appointment, the two appraisers reach agreement on the Fair Market Rental Value for the Premises, that value shall be binding and conclusive upon the parties. If the two appraisers thus appointed cannot reach agreement on the Fair Market Rental Vaue for the Premises within thirty (30) days after their appointment, then the appraisers thus appointed shall appoint a third disinterested appraiser having like qualifications within five (5) days. If within thirty (30) days after the appointment of the third appraiser a majority of the appraisers agree on the Fair Market Rental Value of the Premises, that value shall be binding and conclusive upon the parties. If within thirty (30) days after the appointment of the third appraiser a majority of the appraisers cannot reach agreement on the Fair Market Rental Value for the Premises, then the three appraisers shall each simultaneously submit their independent appraisal to the parties, the appraisal farthest from the median of the three appraisals shall be disregarded, and the mean average of the remaining two appraisals shall be deemed to be the Fair Market Rental Value for the Premises and shall be binding and conclusive upon the parties. Each party shall pay the fees and expenses of the appraiser appointed by it and shall share equally the fees and expenses of the third appraiser. If the two appraisers appointed by the parties cannot agree on the appointment of the third appraiser, they or either of them shall give notice of such failure to agree to the parties and if the parties fail to agree upon the selection of such third appraiser within ten (10) clays after the appraisers appointed by the parties give such notice, then either of the parties, upon notice to the other party, may request such appointment by the American Arbitration Association or, on it failure, refusal or inability to act, may apply for such appointment to the presiding judge of the Superior Court of San Mateo County, California.

              (b) Wherever used throughout this Paragraph (Rent during Extension Term) the term "Fair Market Rental Value" shall mean the fair market rental value of the Premises, using as a guide the rate of monthly base rent which would be charged during the Extension Term (including periodic increases during the Extension Term, if any) in the Mid-Peninsula area for comparable high image, Class A office space in comparable condition, of comparable quality, as of the time that the Extension Term commences, with appropriate adjustments regarding taxes, insurance and operating expenses as necessary to insure comparability to this Lease, as the case may be, and also taking into consideration amount and type of parking, location, leasehold improvements, proposed term of lease, amount of space leased, extent of service provided or to be provided, and any other relevant terms or conditions (including consideration of whether or not the monthly base rent is fixed).

              (c) In the event of a failure, refusal or inability of any appraiser to act, his successor shall be appointed by the party who originally appointed him, but in the case of the third appraiser, his successor shall be appointed in the same manner as provided for appointment of the third appraiser.

              (d) The appraisers shall render their appraisals in writing with counterpart copies to Landlord and Tenant. The appraisers shall have no power to modify the provisions of this Lease.

              (e) To the extent that binding appraisal has not been completed prior to the expiration of any preceding period for which Monthly Base Rent has been determined, Tenant shall pay Monthly Base Rent at the rate estimated by Landlord, with an adjustment to be made once Fair Market Rental Value is ultimately determined by binding appraisal. In no event shall any such adjustment result in a decrease of the Monthly Base Rent for the Premises below the amount payable by Tenant as of the period immediately preceding the ensuing Extension Term.

              (f) From and after the commencement of the Extension Term, all of the other terms, covenants and conditions of the Lease shall also apply; provided, however, that Tenant shall have no further rights to extend the Term.

       44. .SATELLITE ANTENNA. During the Term, Tenant shall have the right, subject to relevant regulatory approvals, availability of space within the roofscreen and Landlord's consent, such consent not to be unreasonably withheld or delayed, to install a satellite antenna ("Antenna") within the roofscreen on the roof of the Building in a location satisfactory to both Landlord and Tenant. Without otherwise limiting the criteria upon which Landlord may withhold its consent to any proposed Antenna, if Landlord withholds its consent due to concerns regarding the appearance of the Antenna or the impact on structural aspects of the Building, such withholding of consent shall be presumptively reasonable. Tenant shall not be charged any rent for roof space. Prior to submitting any plans to the City of San Carlos or proceeding with any installation of an Antenna, Tenant shall submit to Landlord elevations and specifications for the Antenna. Tenant shall install any approved

Antenna at its sole expense and shall be responsible for any damage caused by the installation of the Antenna or related to the Antenna. At the end of the Term, Tenant shall remove the Antenna from its location and repair any damage caused by such removal.

       45. RIGHT TO RELOCATE TENANT. By written notice delivered to Tenant by Landlord on or before January 15, 1999, Landlord may elect to relocate Tenant to the third floor of the building in which the Premises is located. In the event Landlord makes such election the following provisions shall apply:

                     (i) The Tenant's Plan Delivery Date, and Scheduled Commencement Date shall be extended by the number of days between the date this Lease is fully executed and the date of such notice;

                     (ii) The Rentable Area of the Premises designated on the Basic Lease Information shall be 26,561;

                     (iii) The Tenant Allowance of $579,800 designated on the Basic Lease Information shall be increased to $609,925 and the $15,000 glass allowance shall be available to Tenant for its actual out-of-pocket costs for architectural fees incurred in connection with the relocation of Tenant pursuant to this Paragraph 45; and

                     (iv) At the request of either party, Landlord and Tenant shall execute a memorandum confirming the foregoing.

       IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

                                   LANDLORD:

                                   CIRCLE STAR CENTER ASSOCIATES, L.P.
                                   a California limited partnership

                                        By:    M-D Ventures, Inc.
                                        Its:   General Partner


                                        By:     /s/ Steve Dostart
                                           ---------------------------------
                                                Steve Dostart
                                        Its:    Vice President


                                   TENANT:

                                   CENTRAAL CORPORATION
                                   a California corporation

                                        By:    /s/ Keith Teare
                                           ---------------------------------
                                               Keith W. Teare
                                        Its:   President & CEO

                                    EXHIBIT "B"
--------------------------------------------------------------------------------
                                    WORK LETTER

       1. BASE BUILDING: Landlord shall furnish and install the office building, as defined in the plans listed in the attached Exhibit B-l, "Landlord's Plans," at Landlord's expense ("Base Building").

       2. TENANT'S PLANS: On or before Tenant's Plan Delivery Date, as specified in the Basic Lease Information, Tenant shall submit plans and specifications for the tenant improvements which Tenant desires to construct within the Premises ("Tenant's Plans"). Tenant's Plans shall include all such information required by Landlord's contractor to bid and construct said improvements, including but not limited to those items in Exhibit B-2, "Minimum Information Required." Such plans shall be subject to Landlord's approval, which shall not be unreasonably withheld so long as the tenant improvements contemplated therein are (i) substantially in compliance with any preliminary space plan drawn by Bernhard Blauel and faxed to Gladys Gardiner on December 5, 1998, and (ii) such finishes are in compliance with typical Class A office building improvements and Landlord's building standard finishes (e.g. blinds, color of doors, etc.). Tenant shall engage Landlord's architect and/or engineers to prepare complete mechanical, electrical, plumbing, and other engineering plans for the installation of the heating, ventilating, air conditioning, electrical and plumbing to be installed in the Premises, and the costs charged by Landlord's architect and/or engineers for such services shall not exceed reasonable and competitive rates. The engineering fees for plumbing and fire sprinkler work shall be competitively bid as design/build with engineered drawings to be included in the successful contractor's scope of work.

       3. TENANT IMPROVEMENTS: Landlord shall cause Landlord's contractor to construct, at Tenant's expense, subject to the Tenant Allowance as noted below, the additional work to complete the Premises ("Tenant Improvements") normally performed by the construction trades, required by the plans and specifications approved by Landlord and Tenant pursuant to this Work Letter. The quantities, character and manner of installation of all of the foregoing work shall be subject to the limitations imposed by any applicable regulations, laws, ordinance, codes and roles.

       4. TENANT'S EXPENSE: The cost of the Tenant Improvements, as well as space planning and preparing the working drawings (including Tenant's Plans) for the Tenant Improvements or any change to the original instruction and/or plans and specifications shall be paid by Tenant. Upon Tenant's written request, Landlord shall make available to Tenant an allowance of the amount specified in the Basic Lease Information as the "Tenant Allowance". The Tenant Allowance may be applied toward the following items in respect of the Tenant Improvements:
Architectural and engineering fees, space planning, building permits or other governmental fees, cost of labor materials and other charges included in the construction contract for construction of Tenant Improvements. The cost of the Tenant Improvements to be paid from the Tenant Allowance or by Tenant shall not include the following (which shall be Landlord's responsibility): (a) costs attributable to improvements installed outside the demising walls of the Premises; (b) costs for improvements which are not shown on or described in the Tenant's Plans as finally approved by Landlord, other than changes required by the City of San Carlos or other governmental authorities in connection with their review of Tenant's Plans or issuance of permits, changes necessitated by Tenant Delays (as defined below), or changes that are requested or approved by Tenant; (c) attorneys' fees incurred in connection with negotiation of construction contracts, and attorneys' fees, experts' fees and other costs in connection with disputes with third parties, except to the extend such disputes result from Tenant's acts or omissions; (d) unless interest and other costs incurred by Landlord to finance Landlord's construction costs; (e) costs incurred as a consequence of delay (other than Tenant Delays), construction defects or default by Landlord's contractor; (f) costs recoverable by Landlord upon account of warranties and insurance; (g) restoration costs in excess of insurance proceeds as a consequence of casualties; (h) penaltes and late charges attributable to Landlord's failure to pay construction costs; (i) costs to bring the Base Building into compliance with applicable laws and restrictions, including, without limitation, the Americans with Disabilities Act and environmental law, except to the extend such laws and restrictions are only triggered by Tenant's acts, improvements or particular use of the Premises; (j) wages, labor and overhead for overtime and premium time, unless required due to Tenant Delays; (k) offsite construction management or other general construction overhead costs incurred by Landlord; and (1) a General Contractor's fee in excess of that contemplated in Paragraph 5 below. Upon the approval by Landlord and Tenant of the Landlord's contractor's cost estimate in accordance with Paragraph 5 below, Tenant shall provide Landlord with a detailed breakdown of the final costs to be incurred or which have been incurred in connection with the design and construction of the Tenant Improvements (the "Final Costs"). Prior to the commencement of construction of the Tenant Improvements, Tenant shall supply Landlord with cash in an amount (the "Over-Allowance Amount") equal to the difference between the amount of the Final Costs and the Tenant Allowance (less any portion thereof already disbursed by Landlord, on or before the commencement of construction of the Tenant Improvements). The Over-Allowance Amount shall be disbursed by Landlord pro

                            Exhibits - Page 2 of 17
rata with the Tenant Allowance as costs are incurred for Tenant Improvements. Any amounts payable by Tenant under this Work Letter which are in excess of the Tenant Allowance and Over-Allowance Amount deposited with Landlord shall be paid by Tenant to Landlord within twenty (20) days of receipt of an invoice from Landlord.

In addition, the Tenant Improvements shall include widow shades meeting the following specifications: Hunter Dougals 8 Mil Atlantis Mini-Blinds; Color: 190 Bright Alluminum.

       5. COST ESTIMATE: Upon receipt of Tenant's Plans, Landlord shall obtain a cost estimate for the Tenant Improvements from Landlord's contractor, the costs and quality of which are within industry standards. Landlord shall require that its general contractor secure three (3) approved independent sealed bids from three (3) subcontractors for each trade whose costs are in excess of five percent (5%) of the total cost estimate. Tenant shall have the right to add to the bid list one unionized subcontractor in each area where costs are in excess of such five percent (5 %) mount, subject to the general contractor's reasonable requirements. All bids shall be submitted to Landlord and Tenant; at Tenant's request, Landlord and Tenant shall open the bids together at the offices of the Landlord's general contractor. Landlord agrees to permit Tenant to designate that the lowest bidding subcontractor be selected. The General Contractor's fee shall be calculated on a "cost plus a fee" basis where the fee for overhead and profit is four percent (4 %) of cost and the amount charged for general conditions is reasonable and competitive for similar tenant improvement projects. Tenant shall not be charged any fee for Landlord's oversight of the construction of Tenant's Improvements. If the cost estimate exceeds the Tenant Allowance, the cost estimate shall be submitted to Tenant. Tenant shall approve or disapprove such estimate within seven (7) days. Failure to disapprove within such period shall constitute approval. If disapproved, Tenant shall provide new sufficient instruction within such seven (7) days for the revision of plans and cost estimates for approval by Landlord. Tenant shall be obligated to approve the cost estimate if the cost is within the Tenant Allowance or any greater budget approved by Tenant. If the cost estimate is in excess of the Tenant Allowance or such greater budget, Tenant shall provide new sufficient instruction which will reduce the cost estimate for the Tenant Improvements to a level acceptable to Tenant and within any alowance provided by Landlord within ten (10) days after receipt of the cost estimate. In the event that, after receiving Tenant's approval of the cost estimate, the cost of the Tenant Improvements shall increase due to the requirements of any governmental agency, such increased amount shall automatically approved so long as it does not exceed ten percent (10%) of the previously approved amount.

       6. CONSTRUCTION OF TENANT IMPROVEMENTS: After Tenant's approval of the cost estimate for Tenant's Plans, Landlord shall administer and diligently prosecute the construction of Tenant Improvements in accordance with Tenant's Plans; provided, however, that Landlord shall not be required to install any Tenant Improvements which do not conform to the plans and specifications for the Base Building, or do not conform to any applicable regulations, laws, ordinances, codes and roles; such conformity shall be the obligation of Tenant. After the cost estimate has been approved by Landlord and Tenant as provided above, neither party shall have the right to require extra work or change orders with respect to the construction of the Tenant Improvements without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed. All change orders shall specify any change in the cost estimate as a consequence of the change order. All Tenant Improvements shall be constructed by Landlord's contractor, which shall be a reputable, unionized general contractor, subject to approval by Tenant which approval shall not be unreasonably withheld, who will complete the work in a good and workmanlike manner and in accordance with relevant laws and codes. Subject to the limitation on the General Contractor's fee imposed by Paragraph 5, Tenant approves the use of Devcon Construction, the General Contractor for the Base Building, as the General Contractor for the Tenant Improvements.

       7. TENANT'S CONTRACTORS: Cable TV connections, telephone equipment and wiring and office equipment wiring, shall be installed by Tenant's contractors and shall conform with Landlord's contractor's schedule and work of installation and shall be handled in such a manner as to maintain harmonious labor relations and as not to interfere with or delay the work of Landlord's contractors. All such improvements furnished and installed by Tenant's contractor shall not cause Landlord's contractor to be dependent upon the work of Tenant's contractors in order for Landlord's contractor to complete its work. Tenant's contractors, subcontractors and labor shall be subject to approval by Landlord which approval shall not be unreasonably withheld or delayed and shall be subject to the reasonable administrative supervision of Landlord's general contractor and reasonable roles of the site. Contractors and subcontractor engaged by Tenant shall employ laborers and means to insure, so far as may be possible, the progress of the work without interruption on account of strikes, work stoppage or similar causes for delay. Landlord shall give access and entry to the Leased Premises to Tenant's contractors at least three (3) weeks prior to the scheduled completion of the Tenant Improvements; provided, however, that if such entry is prior to the first day of the Term such entry shall be subject to all of the terms and conditions of this Lease except payment of Rent and Additional Charges and Tenant shall not be allowed to commence business in the Premises.

       8. SUBSTANTIAL COMPLETION/PUNCH LIST: "Substantial Completion" shall be defined as when Landlord's contractor has substantially completed all work to be performed by Landlord in accordance with Tenant's Plans,

                            Exhibits - Page 3 of 17
subject only to (i) the completion or correction of items on Landlord's architect's punch list, which shall be subject to approval by Tenant, such approval not to be unreasonably withheld, (ii) a certificate of occupancy for the Premises having been obtained, (iii) all utilities having been turned on and available for use, and (iv) all Building common areas having been completed.

       9. TENANT DELAYS: "Tenant Delays" shall be defined as those delays caused in achieving Substantial Completion due to: (a) Tenant's failure to submit (i) Tenant's Plans, (ii) approval of the cost estimates, or (iii) sufficient instruction to change Tenant's Plans as a result of disapproval of a cost estimate on or before the dates or time periods called for; (b) Tenant's change(s) in plans and specifications after said dates that actually delay construction, but only to the extent that Tenant received prior written notice from the Landlord of the amount of delay associated with the changes before the changes were finally approved and authorized by Tenant; (c) Tenant's request for materials, finishes or installations which require longer than forty-five (45) days to complete; or (d) other delays caused by Tenant in construction.

       10. COMMENCEMENT DATE: The Premises shall be deemed completed and possession delivered and Tenant shall accept the Premises upon Substantial Completion. Notwithstanding anything to the contrary in the Lease, effective upon delivery of the Premises to Tenant, Landlord does hereby warrant that, to Landlord best knowledge, (a) the construction of the Tenant Improvements was performed in accordance with all roles, regulations, codes, statutes, ordinances, and laws of all applicable governmental and quasi-governmental authorities and in a good and workman-like manner, (b) all materials and equipment installed therein was new and otherwise of good quality, (c) the electrical, plumbing, and mechanical systems servicing the Premises are in working order and in good condition, and (d) the roof is in good condition and water tight. The foregoing warranties shall automatically expire one year after Substantial Completion. Tenant's obligation under the Lease to pay Rent and Additional Charges shall commence upon the later of (i) the Scheduled Commencement Date, as specified in the Basic Lease Information, or (ii) Substantial Completion. If Landlord shall be delayed in substantial completion as a result of Tenant Delays, then the Commencement Date, and Tenant's obligation to begin paying Rent and Additional Charges, shall be adjusted to reflect what the Commencement Date would have been if there had been no Tenant Delays. Within seven (7) days after written request of Landlord, Tenant agrees to give Landlord a letter confirming the Commencement Date and certifying that Tenant has accepted delivery of the Premises and that the condition of the Premises complies with Landlord's obligations hereunder.


                            Exhibits - Page 4 of 17

EXHIBIT "B-I"

                               LANDLORD'S PLANS

The plans and specifications related to Two Circle Star Way as drawn or assembled by Kenneth Rodrigues & Partners, Inc. as called out below:

GENERAL
A0.0       COVER SHEET                                         1/22/98
A0.1       GENERAL INFORMATION SHEET/                          1/22/98
           TITLE 24 ENERGY COMPLIANCE

CIVIL
C0.2       STORM WATER POLLUTION PREVENTION PLAN
C1.1       LAYOUT AND PAVING PLAN                              11/14/97
C1.2       LAYOUT AND PAVING PLAN                              12/19/97
C2.1       GRADING PLAN                                        11/14/97
C2.2       GRADING PLAN                                        11/14/97
C3.1       UTILITY PLAN                                        11/14/97
C3.2       UTILITY PLAN                                        11/14/97
C4.1       DETAILS                                             11/14/97
C4.2       DETAILS                                             11/14/97
C4.3       DETAILS                                             12/19/97

ARCHITECTURAL
A2.1       BUILDING ONE FIRST FLOOR PLAN                       2/26/98
A2.2       BUILDING ONE SECOND FLOOR PLAN                      1/22/98
A2.3       BUILDING ONE THIRD FLOOR PLAN                       1/22/98
A2.4       BUILDING ONE FOURTH FLOOR PLAN                      1/22/98
A2.5       ENLARGED CORE PLAN                                  1/22/98
A2.6       ENLARGED BATHROOM PLANS                             1/22/98
A3.1       BUILDING ONE ROOF PLAN                              1/22/98
A4.1       BUILDING ONE ELEVATIONS                             2/26/98
A4.2       BUILDING ONE ELEVATIONS                             1/22/98
A5.1       BUILDING SECTION                                    1/22/98
A5.2       TYPICAL WALL SECTIONS                               1/22/98
A7.1       REFLECTED CEILING PLANS                              3/5/97
A7.2       ENLARGED STAIR PLANS AND SECTIONS                   1/22/98
A7.3       ENLARGED ELEVATOR PLANS AND SECTIONS                1/22/98
A7.4       DOOR AND HARDWARE SCHEDULE/ROOM                     3/11/98
           FINISH SCHEDULE
A8.1       EXTERIOR DETAILS                                    1/22/98
A8.2       DOOR/WINDOW DETAILS                                 1/22/98
A8.3       ROOF DETAILS                                        1/22/98
A9.1       WALL TYPES                                          1/22/98
A9.2       INTERIOR DETAILS                                    1/22/98
A9.3       UL ASSEMBLIES                                      11/14/97

STRUCTURAL
S0.1       GENERAL NOTES                                       10/6/97
S2.1       BUILDING ONE FOUNDATION/FIRST                       10/6/97
           FLOOR FRAMING PLAN
S2.2       BUILDING ONE 2ND FLR. FRAMING PLAN                  10/6/97
S2.3       BUILDING ONE 3RD FLR. FRAMING PLAN                  10/6/97
S2.4       BUILDING ONE 4TH FLR. FRAMING PLAN                  10/6/97
S2.5       BUILDING ONE ROOF FRAMING PLAN                      10/6/97
S2.5A      BUILDING ONE ROOF SCREEN/SLAB                       10/6/97
           REINFORCING PLAN
S3.1       TYPICAL CONCRETE DETAILS                            7/23/97
S3.2       CONCRETE DETAILS NO. 1                              10/6/97
S3.3       CONCRETE DETAILS NO. 2                              10/6/97
S3.4       CONCRETE DETAILS NO. 3                              I0/6/97
S5.1       TYPICAL METAL DECK DETAILS NO. 1                    10/6/97
S5.2       TYPICAL METAL DECK DETAILS NO. 2                    10/6/97
S5.3       TYPICAL STEEL DETAILS                               10/6/97
S5.4       COLUMN SCHEDULE AND DETAILS                         10/6/97

                            Exhibits - Page 5 of 17

S5.5       BRACED FRAME ELEVATIONS AND DETAILS                 10/6/97
S5.6       STEEL DETAILS NO. 1                                 10/6/97
S5.7       STEEL DETAILS NO. 2                                 10/6/97
S9.1       PRECAST PANEL SUPPORT PLAN                          10/6/97
S9.2       PRECAST PANEL SUPPORT PLAN                          7/30/97
S9.3       PRECAST PANEL SUPPORT DETAILS                       10/6/97

LANDSCAPE
L-1        PHASE ONE NOTES AND LEGEND                           2/6/98
L-2        PHASE ONE LAYOUT AND GRADING PLAN                    2/6/98
L-3        PHASE ONE PLATING PLAN                               2/6/98
L-4        PHASE ONE IRRIGATION                                 2/6/98
L-5        PHASE ONE DETAILS                                   7/28/97
L-6        PHASE ONE DETAILS                                  11/26/97
L-7        PHASE ONE DETAILS                                    2/6/98

MECHANICAL
AC0.01     TITLE 24, DRAWING SCHEDULE, MANDATORY               3/10/98
           MEASURES, AND GENERAL NOTES                         3/10/98
AC0.02     EQUIPMENT SCHEDULE                                  3/10/98
AC1.01     FIRST FLOOR HVAC PLAN                               3/10/98
AC1.02     SECOND FLOOR HVAC PLAN                              3/10/98
AC1.03     THIRD FLOOR HVAC PLAN                               3/10/98
AC1.04     FOURTH FLOOR HVAC PLAN                              3/10/98
AC1.05     ROOF PLAN                                           3/10/98
AC1.06     ROOF COORDINATION PLAN                              3/10/98
AC2.01     PIPING SCHEMATICS AND DETAILS                       3/10/98
AC7.01     WIRING AND CONTROLS                                 3/10/98

ELECTRICAL
CIR-E0     COVER SHEET                                         7/23/97
CIR-SE1    SITE LIGHTING PLAN                                  7/23/97
CIR-SE2    SITE LIGHTING PLAN                                  7/23/97
CIR-E1     FIRST FLOOR LIGHTING PLAN                           7/23/97
CIR-E2     SECOND FLOOR LIGHTING PLAN                          7/23/97
CIR-E3     THIRD FLOOR LIGHTING PLAN                           7/23/97
CIR-E4     FOURTH FLOOR LIGHTING PLAN                          7/23/97
CIR-E5     FIRST FLOOR POWER PLAN                              7/23/97
CIR-E6     SECOND FLOOR POWER PLAN                             7/23/97
CIR-E7     THIRD FLOOR POWER PLAN                              7/23/97
CIR-E8     FOURTH FLOOR POWER PLAN                             7/23/97
CIR-E9     FIRST FLOOR MECHANICAL PLAN                  -      7/23/97
CIR-E10    SECOND FLOOR MECHANICAL PLAN                        7/23/97
CIR-E11    THIRD FLOOR MECHANICAL PLAN                         7/23/97
CIR-E12    FOURTH FLOOR MECHANICAL PLAN                        7/23/97
CIR-E13    ROOF MECHANICAL PLAN                                7/23/97
CIR-E14    SINGLE LINE DIAGRAM                                11/24/97
CIR-E 15   PANEL SCHEDULES                                     7/23/97
CIR-E 16   PANEL SCHEDULES                                     7/23/97
CIR-E17    TITLE 24                                            7/23/97

PLUMBING
P1A        1ST FLOOR BELOW GRADE                              12/18/97
P1B        1ST FLOOR ABOVE GRADE                              12/18/97
P2         2ND FLOOR                                          12/18/97
P3         3RD FLOOR                                          12/18/97
P4         4TH FLOOR                                          12/18/97
P5         ROOF PLAN                                          12/18/97

FIRE ALARM SYSTEM
FA-1       FIRST FLOOR BUILDING ONE                            12/5/97
FA-2       SECOND FLOOR BUILDING ONE                           12/5/97
FA-3       THIRD FLOOR BUILDING ONE                            12/5/97
FA-4       FOURTH FLOOR BUILDING ONE                           12/5/97
FA-5       ROOF PLAN BUILDING ONE                              12/5/97

                            Exhibits - Page 6 of 17

EXHIBIT "B-2"
----------------------------------------------------------------------------
                            MINIMUM INFORMATION REQUIRED

FLOOR PLANS INDICATING:

       1.   Location and type of all partitions;

       2. Location and type of all doors. Indicate hardware and provide keying schedule;

       3. Location and type of glass partitions, windows and doors. Indicate framing if not Building Standard;

       4.   Location of telephone equipment room;

       5.   Indicate critical dimensions necessary for construction;

       6. Location of all Building Standard electrical items (outlets, switches, telephone outlets). Building Standard lighting will be determined by Landlord's architect;

       7. Location and type of all non-Building Standard electrical items, including lighting.

       8. Location and type of equipment that will require special electrical requirements. Provide manufacturer's specifications for use and operation;

       9. Location, weight per square foot, and description of any exceptionally heavy equipment or filing system exceeding 50 LBS. psf live load;

       10.  Requirements for special air conditioning or ventilation;

       11.  Type and color of floor covering;

       12.  Location, type, and color of wall covering;

       13. Locations, type and color of Building Standard and non-Building Standard paint or finishes;

       14.  Location and type of plumbing;

       15.  Location and type of kitchen equipment.

DETAILS SHOWING:

       1. All millwork with verified dimensions and dimensions of all equipment to be built in;

       2.   Corridor entrance;

       3. Bracing or support of special walls, glass partitions, etc., if desired. If not included with the space plan, the Landlord's architect will design all support or bracing required at Tenant's expense.

                            Exhibits - Page 7 of 17

EXHIBIT "C"
-------------------------------------------------------------------------------
                         RULES AND REGULATIONS

       1. Sidewalks, halls, passages, exits, entrances, elevators, escalators and stairways shall not be obstructed by Tenant or used by Tenant for any purpose other than for ingress to and egress from the Premises. The halls, passages, exits, entrances, elevators and stairways are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation arid interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant's business unless such persons are engaged in illegal activities. Tenant, and Tenant's employees or invitees, shall not go upon the roof of the Building, except as authorized by Landlord.

       2. No sign, placard, picture, name, advertisement or notice visible from the exterior of the Premises shall be inscribed, painted, affixed, installed or otherwise displayed by Tenant either on the Premises or any part of the Building without the prior written consent of Landlord, and Landlord shall have the right to remove any such sign, placard, picture, name, advertisement or notice without notice to and at the expense of Tenant. Tenant may place its name and logo on one wall in Reception Area of Premises.

            If Landlord shall have given such consent to Tenant at any time, whether before or after the execution of the Lease, such consent shall not in any way operate as a waiver or release of any of the provisions hereof or of the Lease, and shall be deemed to relate only to the particular sign, placard, picture, name, advertisement or notice so consented to by Landlord arid shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to any other such sign, placard, picture, name, advertisement or notice. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord.

       3. The bulletin board or directory of the Building will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom.

       4. No curtains, draperies, blinds, shutters, shades, screens or other coverings, awnings, hangings or decorations shall be attached to, hung or placed in, or used in connection with, any window, door or patio on the Premises without the prior written consent of Landlord. In any event with the prior written consent of Landlord, all such items shall be installed inboard of Landlord's window coverings and shall not in any way be visible from the exterior of the Building. No articles shall be placed or kept on the window sills so as to be visible from the exterior of the Building. No articles shall be placed against glass partitions or doors which might appear unsightly from outside the Building.

       5. Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 8:00 a.m. and at all hours on Saturdays, Sundays and holidays all persons who do not possess a building access card provided by Landlord or who are not accompanied by Tenant's employees. Landlord will furnish access cards to persons for whom Tenant requests the same in writing. Tenant shall be responsible for all persons from who it requests access cards and shall be liable to Landlord for all acts of such persons. Landlord shall in no case be liable for damages for error with regard to the admission to or exclusion from the Building of any person.

            During the continuance of any invasion, mob, riot, public excitement or other circumstance rendering such action advisable in Landlord's opinion, Landlord reserves the right to prevent access to the Building by closing the doors, or otherwise, for the safety of tenants and protection of the Building and property in the Building.

       6. Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises unless otherwise agreed to by Landlord in writing. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness of the Premises. Landlord shall not in any way be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitor or any other employee or any other person.

       7. Tenant shall not obtain for use upon the Premises ice, drinking water, food, beverage, towel or other similar services except through facilities approved in writing by Landlord and under regulations fixed by Landlord, or accept barbering or bootblacking services in the Premises except from persons authorized by Landlord. Tenant may have a Lunchroom/Break room in the Premises that has a refrigerator and microwave.

                            Exhibits - Page 8 of 17

       8. Tenant shall see that the doors of the Premises are closed and securely locked and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before Tenant or its employees leave such Premises, and that all utilities shall likewise be carefully shut off, so as to prevent waste or damage, and for any default or carelessness the Tenant shall make good all injuries sustained by other tenants or occupants of the Building or Landlord. On multiple-tenancy floors, all tenants shall keep the door or doors to the Building corridors closed at all times except for ingress and egress.

       9. As more specifically provided in the Lease, Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning, and shall refrain from attempting to adjust any controls other than room thermostats installed for Tenant's use.

       10. Tenant shall leave the blinds in a down position so as to minimize excess heat load in the building from the sun.

       11. Tenant shall not alter any lock or access device or install a new or additional lock or access device or any bolt on any door of the Premises without the prior written consent of Landlord. If Landlord shall give its consent, Tenant shall in each case furnish Landlord with a key for any such lock.

       12. Tenant shall not make or have made additional copies of any keys or access devices provided by Landlord. Tenant, upon the termination of the tenancy, shall deliver to Landlord all the keys or access devices for the Building, offices, rooms and toilet rooms which shall have been furnished to Tenant or which Tenant shall have had made. In the event of the loss of any keys or access devices so furnished by Landlord, Tenant shall pay Landlord therefor.

       13. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from the violation of this rule by Tenant or Tenant's employees or invitees shall be borne by Tenant.

       14. Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material other than limited quantities necessary for the operation or maintenance of office or office equipment. Tenant shall not use any method of heating or air conditioning other than supplied by Landlord.

       15   Tenant shall not use, keep or permit to be used or kept in the
Premises any foul or noxious gas or substance or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought or kept in or about the Premises or the Building.

       16. No cooking shall be done or permitted by Tenant on the Premises (except that use by the Tenant of Underwriter's Laboratory approved equipment for the preparation of coffee, tea, hot chocolate and similar beverages for Tenant and its employees shall be permitted, provided that such equipment and use are in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations), nor shall Premises be used for lodging. See Paragraph 7.

       17. Except with the prior written consent of Landlord, Tenant shall not sell, or permit the sale, at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise in or on the Premises, nor shall Tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting or any similar business in or from the Premises for the service or accommodation of occupants of any other portion of the Building, nor shall the Premises be used for the storage of merchandise or for manufacturing of any kind, or the business of a public barber shop or beauty parlor, nor shall the Premises be used for any improper, immoral or objectionable purpose, or any business or activity other than that specifically provided for in Tenant's Lease.

       18. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain and comply with Landlord's reasonable instructions in their installation.

       19. Landlord will direct electricians as to where and how telephone, telegraph and electrical wires are to be introduced or installed. No boring or cutting for wires will be allowed without the prior written consent of Landlord. The location of burglar alarms, telephones, call boxes and other office equipment affixed to the Premises shall be subject to the written approval of Landlord, which shall not be unreasonably withheld.

                            Exhibits - Page 9 of 17

       20. Tenant shall not install any radio or television antenna (not including the satellite antenna referred to in Paragraph 44 of the Lease), loudspeaker or any other device on the exterior walls or the roof of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

       21. Tenant shall not lay linoleum, tile, carpet or any other floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved in writing by Landlord. The expense of repairing any damage resulting from a violation of this role by Tenant or Tenant's contractors, employees or invitees or the removal of any floor covering shall be borne by Tenant. Tenant shall use chair pads if needed to avoid excess wear and tear to the floor coverings.

       22. The freight elevator shall be available for use by all tenants in the Building, subject to such reasonable scheduling as Landlord in its discretion shall deem appropriate. No furniture, freight, equipment, materials, supplies, packages, merchandise or other property will be received in the Building or carried up or down the elevators except between such hours and in such elevators as shall be designed by Landlord.

            Landlord shall have the right to prescribe the weight, size, and position of all safes, furniture or other heavy equipment brought into the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as determined by Landlord to be necessary to properly distribute the weight thereof. Landlord will not be responsible for loss of or damage to any such safe, equipment or property from any cause, and all damage done to the Building by moving or maintaining any such safe, equipment or other property shall be repaired at the expense of Tenant.

            Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord.

       23. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Tenant shall not mark, use double-sided adhesive tape on, or drive nails, screw or drill into, the partitions, woodwork or plaster or in any way deface the Premises or any part thereof, without repairing any resulting damage. Tenant may hang pictures on walls in the Premises. Any damage to the walls caused by molley bolts, or like hanging materials, will be repaired by Tenant.

       24. Tenant shall not install, maintain or operate upon the Premises any vending machine without the written consent of Landlord.

       25. There shall not be used in any space, or in the public areas of the Building, either by Tenant or others, any hand trucks except those equipped with robber tires and side guards or such other material-handling equipment as Landlord may approve. No other vehicles of any kind shall be brought by Tenant into or kept in or about the Premises.

       26. Tenant shall store all trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the jurisdiction in which the Premises is located, without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord shall designate.

       27. Canvassing, soliciting, distribution of handbills or any other written material and peddling in the Building are prohibited, and Tenant shall cooperate to prevent the same. Tenant shall not make room-to-room solicitation of business from other tenants in the Building.

       28. Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the name and address of the Building.

       29. Landlord reserves the right to exclude or expel from the Building any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the roles or regulations of the Building.

       30. Without the prior written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address. Tenant may use Project's name on its stationery and business cards.

                            Exhibits - Page 10 of 17

       31. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

       32. Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed, unless caused by the gross negligence or willful misconduct of Landlord, its agents, servants, or employees ("Landlord Parties").

       33. The requirements of Tenant will be attended to only upon application at the office of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employees will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

       34. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all tenants of the Building.

       35. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinafter stated and any additional rules and regulations which are adopted. No new Rule or Regulation shall be designed to discriminate solely against Tenant.

       36. Tenant shall be responsible for the observance of all of the foregoing Rules and Regulations by Tenant's employees, agents, clients, customers, invitees and guests.

       37. Unless otherwise defined, terms used in these Rules and Regulations shall have the same meaning as in the Lease.

                            Exhibits - Page 11 of 17

EXHIBIT "D"
-------------------------------------------------------------------------------
FORM OF TENANT ESTOPPEL CERTIFICATE

TO: ________________, or Assignee ("Lender"), and/or whom else it may concern:

THIS IS TO CERTIFY THAT:

1. The undersigned is the lessee ("Tenant") under that certain lease dated _____________ 19__, ("Lease"), by and between _________________________
       _________________ as lessor ("Landlord") and __________________________
       __________________________ as Tenant, covering those certain premises commonly known and designated as ___________________ ("Premises").

2. The Lease has not been modified, changed, altered, assigned, supplemented or amended in any respect (except as indicated below; if none, state "none"). The Lease is not in default and is valid and in full force and effect on the date hereof. The Lease is the only Lease or agreement between the Tenant and the Landlord affecting or relating to the Premises. The Lease represents the entire agreement between the Landlord and the Tenant with respect to the Premises. __________________.

3. The Tenant is not entitled to, and has made no agreement(s) with the Landlord or its agents or employees concerning free rent, partial rent, rebate of rent payments, credit or offset or deduction in rent, or any other type of rental concession, including, without limitation, lease support payments or lease buy-outs (except as indicated below; if none, state "none"). _______________________________________________________
       ______________________________________________________________________.

4. The Tenant has accepted and now occupies the Premises, and is and has been open for business since ____________ 19__. The Lease term began ______________,19___. The termination date of the present term of the Lease, excluding unexercised renewals, is _____________, 19___.

5. The Tenant has paid rent for the Premises for the period up to and including ______________, 19___. The fixed minimum rent and any additional rent (including the Tenant's share of tax increases and cost of living increases) payable by the Tenant presently is $____________ per month. No such rent has been paid more than two (2) months in advance of its due date, except as indicated below (if none, state "none"). The Tenant's security deposit is $____________.

6. No event has occurred and no condition exists which, with the giving notice or the lapse of time or both, will constitute a default under the Lease. The Tenant has no existing defenses or offsets against the enforcement of this Lease by the Landlord, except ____________________.

7. The Tenant has received or will receive payment or credit for tenant improvement work in the total amount of $_________________ (or if other than cash, describe below; if none, state "none"). All conditions under this Lease to be performed to date by the Landlord have been satisfied. All required contributions by the Landlord to the Tenant on account of the Tenant's tenant improvements have been received by the Tenant, except
       ________________________________________________________________________
       ________________________________________________________________________.

8. The Lease contains, and the Tenant has, no outstanding options or rights of first refusal to purchase the Premises or any part thereof or all or any part of the real property of which the Premises are a part.

9. No actions, whether voluntary or otherwise, are pending against the Tenant or any general partner of the Tenant under the bankruptcy laws of the United States or any state thereof.

10. The Tenant has not sublet the Premises to any sublessee and has not assigned any of its rights under the Lease, except as indicated below (if none, state "none"). No one except the Tenant and its employees occupies the Premises. ___________________________________________________.

11. The address for notices to be sent to the Tenant is as set forth in the Lease.

12. To the best of Tenant's knowledge, the use, maintenance or operation of the Premises complies with, and will at all times comply with, all applicable federal, state, county or local statutes, laws, rules and regulations of any governmental authorities relating to environmental, health or safety matters (being

                            Exhibits - Page 12 of 17
       hereinafter collectively referred to as the Environmental Laws).




                            Exhibits - Page 13 of 17

13. The Premises have not been used and the Tenant does not plan to use the Premises for any activities which, directly or indirectly, involve the use, generation, treatment, storage, transportation or disposal of any petroleum product or any toxic or hazardous chemical, material, substance, pollutant or waste.

14. Tenant has not received any notices, written or oral, of violation of any Environmental Law or of any allegation which, if tree, would contradict anything contained herein and there are not writs, injunctions, decrees, orders or judgements outstanding, no lawsuits, claims, proceedings or investigations pending or threatened, relating to the use, maintenance or operation of the Premises, nor is Tenant aware of a basis for any such proceeding.

15. (INCLUDE THIS PARAGRAPH FOR LOAN TRANSACTIONS.) The Tenant acknowledges that all the interest of the Landlord in and to the Lease is being duly assigned to Lender, and that pursuant to the terms thereof, all rent payments under the Lease shall continue to be paid to the Landlord in accordance with the terms of the Lease unless and until the Tenant is notified otherwise in writing by Lender or its successors or assigns.

       It is particularly noted that:

       (a) Under the provisions of this assignment, the Lease cannot be terminated (either directly or by the exercise of any option which could lead to termination) or modified in any of its terms, or consent be given to the release of any party having liability thereon, without the prior written consent of Lender or it successors or assigns, and without such consent, no rent may be collected or accepted more than two (2) months in advance.

       (b) The interest of the Landlord in the Lease has been assigned to Lender for the purposes specified in the assignment. Lender, or its successors or assigns, assumes no duty, liability or obligation whatsoever under the Lease or any extension or renewal thereof.

       (c) Any notices sent to Lender or its affiliates should be sent by registered mail and addressed as follows: ______.

16. Tenant agrees to give any Mortgagee and/or Trust Deed Holders ("Mortgagee"), by registered mail, a copy of any notice of default served upon the Landlord, provided that prior to such notice Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise), of the address of such Mortgagee. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagee shall have an additional sixty (60) days within which to cure such default of it such default cannot be cured within that time, then such additional time as may be necessary to cure such default shall be granted if within such sixty (60) days Mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure), in which event the Lease shall not be terminated while such remedies are being so diligently pursued.

17. This certification is made to induce Lender to make certain fundings, knowing that Lender relies upon the troth of this certification in disbursing said funds.

18. The undersigned is authorized to execute this Tenant Estoppel Certificate on behalf of the Tenant.

DATED THIS ____________________ DAY OF _______________, 19___.


            ------------------------------------------------
            (TENANT)

            BY:
                 -------------------------------------------
                 ITS:
                      --------------------------------------
                 DATE:
                      --------------------------------------


THE UNDERSIGNED HEREBY CERTIFIES THAT THE CERTIFICATIONS SET FORTH ABOVE ARE TRUE AS OF THE DATE HEREOF.

            ------------------------------------------------
            (OWNER/LANDLORD)

            By:
                 -------------------------------------------
                 Its:
                      --------------------------------------
                 Date:
                      --------------------------------------


                            Exhibits - Page 14 of 17

EXHIBIT "E"
------------------------------------------------------------------------------
                                    ENCUMBRANCES

1. Ground Lease: That certain Lease between Mozad, L.P., as Lessor and Circle
                 Star Center Associates, L.P., as Lessee, dated October 15,
                 1997.

2. C,C&R's:      "Declaration of Covenants, Conditions and Restrictions" dated
                 June 24, 1997 by and between Mozad, L.P. and Homestead Village
                 Incorporated.

3. Other:        "Approved Conditional Use Permit - Office Complex, 1717
                 Industrial Road, San Carlos, CA 94070," effective date
                 June 12, 1997.





                            Exhibits - Page 15 of 17

Cecile Sharp
-------------------------------------------------------------------------------
FROM:       blauel@easynet.co.uk
SENT:       Monday, December 21, 1998 8:19 AM
TO:         Cecile Sharp
CC:         keith@centraal.com; gladys@centraal.com; cindy@devcon-const.com;
            gminolli@cruzers.com
SUBJECT:    Circle Star Second Floor Project Notes

The following is an outline of installations and finishes for the proposed offices on the second floor of Circle Star Centre, Circle Star Way, San Carlos, CA (to be read in conjunction with layout document).

The second floor is open plan for 150 work stations with fully exposed services in the ceiling void.
5'9 high semi transparent metal mesh screens along two sides of core, demarkating corridor from open plan area.
Rubber floor finish in corridor area, carpet in open plan area.
Fresh and return air to be contained in zinc finished circular ducting. Sprinkler system in painted proprietary mild steel pipes.
Fluorescent lighting suspended from ceiling running above and along with linear desk configuration.
Power, voice and data to be run in zinc coated trays in ceiling with drops into linear desk configuration.
2 no.s fully glazed server rooms, enclosed with fresh air supply and extended sprinkler heads, approximately 24x36 each, attached to core end walls adjacent to exit stairs.
Reception counter with mail room section, kitchenette with plumbing point, coffee bar, copy corner
Kitchen with plumbing point in scharp angled corner of perimeter with open meeting area.
1 no. 18 seater free standing board room in translucent light weight construction, enclosed with fresh air supply.
7 no.s small free standing 6-8 seater meeting rooms in light weight construction, enclosed with fresh air supply.

Blauel Architects
37 Claylands Road
London SW8 1NX
England

tel. +44 (0) 171 587 5100 fax. +44 (0) 171 735 6793

Exhibit A - Premises




                                      (IMAGE)

                                      EXHIBIT F



RECORDING REQUESTED BY

UNION BANK OF CALIFORNIA, N.A.

AND WHEN RECORDED MAIL TO:

UNION BANK OF CALIFORNIA, N.A.
Attn.: __________________________________
_________________________________________
_________________________________________
_________________________________________



-------------------------------------------------------------------------------
                                      SPACE BEFORE THIS LINE FOR RECORDER'S USE




SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (the "Agreement") is made as of ____________ by and between Union Bank of California, N.A. ("Bank") and _____________________________________________________ ("Tenant").


                                      RECITAL:

       A. Bank has made, or has agreed to make, a loan (the "Loan") to _____ ______________________________________________________ ("Borrower") evidenced by, among other things, a promissory note executed, or to be executed, by Borrower in favor of Bank in the principal amount of the Loan (as amended from time to time, the "Note").

       B. The Note and certain other obligations of Borrower under the Loan are, or will be, secured by, among other things, a Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing (as amended from time to time, the "Deed of Trust"). The Deed of Trust, executed or to be executed by Borrower in favor of Bank, and previously recorded or recorded concurrently herewith, encumbers the estate of Borrower in certain real property and improvements commonly known as ___________________________________________________________
___________, and more particularly described on Exhibit A attached hereto (the "Property").

       C. Borrower has leased a portion of the Property to Tenant subject to the terms and condition of a lease dated ________ (together with any amendments executed prior to the date hereof, the "Lease").

       D. As a condition to making the Loan, Bank requires that Tenant subordinate the Lease to the Deed of Trust and the lien thereof and to attorn to Bank as provided below. Tenant is willing to provide such subordination and attornment provided Bank agrees not to disturb Tenant's right to possession under the Lease as provided below.

                                  AGREEMENT


For good and valuable consideration, Tenant and Bank agree as follows:

       1. SUBORDINATION. Tenant hereby subordinates the Lease and all rights, remedies and options of Tenant thereunder, including without limitation any option to purchase or right of first refusal to purchase the Property or any part thereof or interest therein, to the Deed of Trust and to the lien thereof and to all sums thereby and advances made thereunder with the same force and effect as if the Deed of Trust had been executed, delivered and recorded prior to the execution and delivery of the Lease.

       2. NON DISTURBANCE. Bank will not join Tenant as party in any Foreclosure (defined below) unless the joinder is necessary or desirable to pursue its remedies under the Deed of Trust, and provided that such joinder shall not result in the termination of the Lease or disturb interest of Tenant under the Lease shall not be terminated by reason of the Foreclosure, but rather the Lease shall continue in full force and effect and Bank shall recognize and accept Tenant as tenant under the Lease subject to the provisions of the Lease except as otherwise provided below; provided that, if Tenant shall then be in default under the Lease beyond any notice, grace or cure period, at Bank's option the Lease shall be terminated by reason of the Foreclosure and Bank shall have no obligation to Tenant under the Lease. As used in this Agreement, "Foreclosure" means any non-judicial or judicial foreclosure or other enforcement of the remedies of the Deed of Trust, or any deed or other transfer in lieu thereof.

       3. ATTORNMENT. In the event of a transfer of Borrower's interest in the Property to Purchaser (defined below), Tenant agrees that the Lease shall continue in full force and effect and Tenant agrees to attorn to the Purchaser as its landlord under the Lease and to be bound by all of the provisions of the Lease for the balance of the thereof; provided that, the Purchaser shall not be:

       (a) Liable for any act or omission of any Prior Landlord (defined below) or subject to any offsets or defenses which Tenant might have against any Prior Landlord;

       (b) Liable for the return of any rental security deposit, or bound by any payment of rents, additional rents or other sums which Tenant may have paid more than one month in advance to any Prior Landlord, except to the extent such sums are actually received by Purchaser;

       (c) Bound by any amendment to the Lease, made without Bank's prior written consent;

       (d) Liable for obligation under the Lease the cost of which exceed the value of its interest in the Property or for obligations which accrue after Purchaser has sold or otherwise transferred its interest in the Property;

       (e) *Bound to restore the Property after a casualty for a cost in excess of proceeds recovered under any insurance required to be carried under the Lease, or bound to restore the Property after a taking for a cost in excess of any condemnation award;

       (f)  Bound by any restriction on competition beyond the Property;

       * Notwithstanding anything to the contrary in this Lease, the terms of this Section 3(e) of this Subordination, Non-Disturbance and Attornment Agreement ("SNDA") shall only be binding upon the Tenant in connection with the existing financing by Union Bank of California. The Tenant has not approved this
Section 3(e) in connection with any subsequent SNDA nor shall the refusal by Centraal to incorporate this Section 3(e) into any subsequent SNDA be unreasonable under Section 15 of the Lease.

       (g) Bound by any notice of termination, cancellation or surrender of the Lease made without Bank's prior written consent;

       (h) Bound by any environmental representation, warranty, covenant or indemnity contained in the Lease.

       (i) Bound by any option to purchase or right of first refusal with respect to the Property or any portion thereof; and

       (j)  Bound by any representation or warranty contained in the Lease.

This attornment shall be immediately effective and self operative, without the execution of any further instrument, upon Purchaser's acquisition of Borrower's interest in the Property. As used in this Agreement, "Purchaser" means any transferee, including Bank, of Borrower's interest in the Property pursuant to a Foreclosure, and "Prior Landlord" means any landlord, including Borrower, under the Lease prior in time to Purchaser.

       4. NOTICE TO TENANT. After written notice is given to Tenant by Bank that Borrower is in default under the Loan and that the rentals under the Lease should be paid to Bank pursuant to the terms of the Deed of Trust, Tenant shall thereafter pay to Bank all rent and all other sums due Borrower under the Lease.

       5. NOTICE TO LENDER AND RIGHT TO CURE. Tenant shall provide written notice to Bank of any default by Borrower under the Lease and Tenant agrees that no notice of termination of the Lease or of an abatement of rent shall be effective unless Bank shall have received written notice of default giving rise to such termination or abatement and shall have failed within 60 days after receipt of such notice to cure such default, or if such default cannot be cured within 60 days, shall have failed within 60 days after receipt of such notice to commence and thereafter diligently pursue any action necessary to cure such default, including without limitation any action to obtain possession of the Property. Notwithstanding the foregoing, Bank shall have no obligation to cure any such default.

       6. MISCELLANEOUS. This Agreement shall be binding upon and inure to the benefit of Bank and Tenant and their respective successors and assigns. This Agreement shall be governed and interpreted under the laws of the state where the Property is located. This Agreement is the entire agreement of the parties and supersedes any prior agreement with respect to its subject matter, and no provision of this Agreement may be waived or modified except in a writing signed by all parties. If any lawsuit, arbitration or other proceeding is brought under this Agreement, the prevailing party shall be entitled to recover the reasonable fees and costs of its attorneys in such proceeding. If any provision of this Agreement is held to be invalid or unenforceable in any respect, this Agreement shall be construed without such provision. This Agreement may be executed in two or morn counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same document. Tenant represents and warrants to Bank that this Agreement is a valid and binding agreement of Tenant and the person(s) executing this Agreement on behalf of Tenant have the authority to do so.

DRAFT

IN WITNESS WHEREOF, Bank and Tenant have duly executed this Agreement as of the date first above written.

BANK:                                   TENANT:


Union Bank of California, N.A.
                                        ---------------------------------------
                                        a
                                          -------------------------------------

By:
   ---------------------------------
Name:
     -------------------------------
Title:
      ------------------------------

                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------

                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
Title:
      -------------------------------------------------------------------------

SILICON VALLEY BANK     3003 TASMAN DRIVE        SANTA CLARA, CA 95054, U.S.A.
INTERNATIONAL DIVISION                           SWIFT ADDRESS: SVBKUS6S
                                                 TELEX NO. 6732567
                                                 ANSWERBACK: SVB TF

                                  EXHIBIT "A"

TO:    SILICON VALLEY BANK                DATE:
       3003 TASMAN DRIVE                  RE: LETTER OF CREDIT ISSUED BY:
       SANTA CLARA, CA 94054              SILICON VALLEY BANK
       ATTN: INTERNATIONAL DIVISION       LETTER OF CREDIT NO. SVB98IS1124
            STANDBY LETTER OF CREDITS     AVAILABLE AMOUNT:



Gentlemen:

For value received, the undersigned Beneficiary hereby irrevocably transfers to:

(Name of Transferee)
(Address)

All rights of the undersigned Beneficiary to draw under the above Letter of Credit up to its Available Amount as shown above as of the date of this transfer.

By this transfer, all rights of the undersigned Beneficiary in such Letter of Credit are transferred to the transferee. Transferee shall have the sole rights as beneficiary thereof, including sole rights relating to any amendments, whether increases or extensions or other amendments, and whether now existing or hereafter made. All amendments are to be advised direct to the Transferee without necessity of any consent of or notice to the undersigned Beneficiary.

The original of such Letter of Credit is returned herewith, and we ask you to endorse the transfer on the reverse thereof, and forward it direct to the Transferee with your customary notice of transfer.

                                      Yours Very Truly

Signature Authenticated               650 East Fairchild Associates, L.P.


------------------------------        -----------------------------------
                       (Bank)         Signature of Beneficiary

------------------------------
Authorized Signature

       Fax No: (408) 496-2419         Phone No: (408) 654-7400 main line
                                                (408) 654-7736
                              (Member FDIC)

SILICON VALLEY BANK   3003 TASMAN DRIVE   SANTA CLARA, CA 95054, U.S.A.
INTERNATIONAL DIVISION                    SWIFT ADDRESS: SVBKUS6S
                                          TELEX NO. 6732567
                                          ANSWERBACK: SVB TF


IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVB XXX
DATED OCTOBER 23, 1998






SPECIAL CONDITION:
IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT WILL BE DEEMED AUTOMATICALLY RENEWED WITHOUT AN AMENDMENT OF A PERIOD OF OWE YEAR FROM THE CURRENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST THIRTY (30) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE NOTIFY THE BENEFICIARY IN WRITING BY OVERNIGHT COURIER THAT THIS LETTER OF CREDIT WILL NOT BE RENEWED. FOLLOWING SUCH NOTIFICATION AND PRIOR TO THE EXPIRATION DATE OF THIS LETTER OF CREDIT, YOU MAY DRAW UPON THIS LETTER OF CREDIT BY PRESENTATION OF THIS ORIGINAL LETTER OF CREDIT AND ITS AMENDMENTS IF ANY TOGETHER WITH THE SIGHT DRAFT(S) MENTIONED ABOVE AND BENEFICIARY'S SIGNED AND DATED STATEMENT STATING THAT APPLICANT HAS FAILED TO PROVIDE A SUBSTITUTE LETTER OF CREDIT IN THE SAME PRINCIPAL AMOUNT, OR SUCH REDUCED PRINCIPAL AMOUNT AS MAY BE PERMITTED BY THE LEASE, AND ON THE SAME TERMS AS THIS LETTER OF CREDIT, FROM AN ISSUER REASONABLY SATISFACTORY TO YOU. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND JANUARY 31, 2009.

ALL DOCUMENTS MUST BE SENT TO US VIA OVERNIGHT COURIER (I.E. FEDERAL EXPRESS, UPS, DHL OR ANY OTHER EXPRESS COURIER) AT OUR ADDRESS:
SILICON VALLEY BANK, 3003 TASMAN DRIVE, SANTA CLARA, CA 95054
ATTN: INTERNATIONAL DIVISION.

WE HEREBY ENGAGE WITH DRAWERS AND /OR BONAFIDE HOLDERS THAT DRAFT(S) DRAWN UNDER AND NEGOTIATED IN CONFORMANCE WITH THE TERMS AND CONDITIONS OF THE SUBJECT CREDIT WILL BE DULY HONORED ON PRESENTATION.

THIS CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION 500.


/s/ XXX                               /s/ XXX
----------------------------------    ----------------------------------
AUTHORIZED SIGNATURE                  AUTHORIZED SIGNATURE

       Fax No: (408) 496-2419         Phone No: (408) 654-7400 main line
                                                (408) 654-7736
                              (Member FDIC)

SILICON VALLEY BANK   300 TASMAN DRIVE    SANTA CLARA, CA 95054, U.S.A.
INTERNATIONAL DIVISION                    SWIFT ADDRESS: SVBKUS6S
                                          TELEX NO. 6732567
                                          ANSWERBACK: SVB TF


IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVB XXX

                                                        DATED OCTOBER 23, 1998

       Beneficiary:   605 EAST FAIRCHILD ASSOCIATES, L.P.
                      1068 EAST MEADOW CIRCLE
                      PALO ALTO, CA 94303
                      AS "LANDLORD"

       APPLICANT:     CALIPER TECHNOLOGIES CORPORATION
                      1275 CALIFORNIA AVENUE
                      PALO ALTO, CA 94304

       AMOUNT:        USD 1,000,000.00
                      (ONE MILLION AND 00/100 USDOLLARS)

       EXPIRY DATE:   OCTOBER 23, 1999

       LOCATION:      AT OUR COUNTER IN SANTA CLARA

DEAR SIR/MAM:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVB98I81124 IN YOUR FAVOR. AVAILABLE BY PAYMENT WITH SILICON VALLEY BANK, 3003 TASMAN DRIVE, SANTA CLARA, CA 95054, ATTN: INT'L DEPT. OF BENEFICIARY'S DRAFT AT SIGHT DRAWN ON US, AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

       1.   THE ORIGINAL OF THIS LETTER OF CREDIT AND AMENDMENT IF ANY.
       2. A LETTER SIGNED AND DATED BY AN AUTHORIZED REPRESENTATIVE OF THE BENEFICIARY AS "LANDLORD" FOLLOWED BY ITS DESIGNATED TITLE STATING THE
FOLLOWING:
            "THE TERMS AND CONDITIONS OF THE LEASE AUTHORIZE LANDLORD TO DRAW DOWN ON THE LETTER OF CREDIT."

ADDITIONAL CONDITION:
1-     PARTIAL DRAWINGS ARE ALLOWED.
2- THIS LETTER OF CREDIT IS TRANSFERABLE IN WHOLE BUT NOT IN PART ONLY UPON OUR RECEIPT OF THE ATTACHED EXHIBIT "A" (TRANSFER FORM" DULY COMPLETED AND EXECUTED BY THE BENEFICIARY TOGETHER WITH ORIGINAL LETTER OF CREDIT AND AMENDMENTS IF ANY AND OUR CHARGE PAID (1/4% OF THE AMOUNT).

                                 Page 1 of 2

       Fax No: (408) 496-2419           Phone No: (408) 654-7400 main line
                                                  (408) 654-7736
                               (Member FDIC)